UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CON EDISON, INC.

(Name of Registrant as Specified In Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Letter to

Stockholders

Notice of 2003

Annual Meeting and

Proxy Statement

May 19, 2003

Con Edison Headquarters

4 Irving Place

New York, N.Y. 10003

Consolidated Edison, Inc. 4 Irving Place New York, NY 10003

Eugene R. McGrath

Chairman of the Board

April 7, 2003

Dear Stockholders:

You are cordially invited to attend the Annual Meeting of Consolidated Edison, Inc. I hope that you will join the Board of Directors and management of your Company at the Company’s Headquarters Building at 4 Irving Place, New York, New York, on Monday, May 19, 2003 at 10:00 a.m.

The accompanying Proxy Statement contains information about matters to be considered at the Annual Meeting. At the Annual Meeting, stockholders will be asked to vote on the election of Directors, the ratification of the appointment of independent accountants for 2003 and to approve the Company’s Long Term Incentive Plan. In addition to the matters described above, stockholders will be asked to vote on a proposal submitted by an individual stockholder described in the attached Proxy Statement, if the proposal is properly presented at the Annual Meeting. For the reasons stated in the Proxy Statement, the Board of Directors and management recommend that stockholders vote against the stockholder proposal.

Whether or not you plan to attend the Annual Meeting, please date, sign and return the enclosed proxy in the envelope provided. It is very important that as many shares as possible be represented at the meeting. Stockholders of record may also vote their shares by telephone or by the Internet. Instructions for using the telephone or the Internet service are set forth on the enclosed proxy card.

If after voting your proxy you come to the meeting, you may vote in person even though you have previously voted your proxy.

Sincerely,

Eugene R. McGrath

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

The Annual Meeting of Stockholders of Consolidated Edison, Inc. will be held at the Company’s Headquarters Building, 4 Irving Place, New York, New York, on Monday, May 19, 2003 at 10:00 a.m. for the following purposes:

a.	To elect the members of the Board of Directors as described in the Proxy Statement (attached hereto and incorporated herein by reference);

b.	To ratify and approve the appointment of PricewaterhouseCoopers LLP as independent accountants for the year 2003;

c.	To approve the Company’s Long Term Incentive Plan;

d.	To act on a stockholder proposal as set forth in the Proxy Statement; and

e.	To transact such other business as may properly come before the meeting, or any adjournment thereof.

You are cordially invited to attend the meeting. If you plan to attend, please mark the appropriate box on the enclosed proxy card and we will send you an admission ticket. If you are a stockholder of record and vote by telephone or the Internet, you will have the opportunity to indicate that you plan to attend the meeting and a ticket will be sent to you.

Whether or not you plan to attend the meeting in person, we urge you to vote, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope, or vote your proxy by telephone or the Internet in accordance with the instructions accompanying the proxy card. We will sincerely appreciate your doing so.

By Order of the Board of Directors,

SADDIE L. SMITH

Secretary

Dated: April 7, 2003

    i

PROXY STATEMENT

Introduction

This Proxy Statement is provided to stockholders of Consolidated Edison, Inc. (“CEI” or the “Company”) in connection with the Annual Meeting of Stockholders and any adjournments or postponements of the meeting. The Annual Meeting will be held at the Company’s principal executive offices at 4 Irving Place, New York, New York 10003 on Monday, May 19, 2003 at 10:00 a.m.

Solicitation of Proxies

The Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of CEI, for use at the 2003 Annual Meeting of Stockholders (the “Annual Meeting”). The Proxy Statement and the form of proxy are being mailed to stockholders on or about April 7, 2003.

Included as an appendix to this Proxy Statement is the Company’s Long Term Incentive Plan that is being presented for stockholder approval. The Company’s Annual Report to Stockholders, which includes the consolidated financial statements and accompanying notes for the year ended December 31, 2002, and other information relating to the Company’s financial condition and results of operations, also accompanies the mailing of this Proxy Statement.

This solicitation of proxies for the Annual Meeting is being made by management on behalf of the Board of Directors and will be made by mail, telephone, the Internet, facsimile and electronic transmission or overnight delivery. The Company will pay the expenses associated with the solicitation of proxies. The expenses will include reimbursement for postage and clerical expenses to brokerage houses and other custodians, nominees or fiduciaries for forwarding proxy material and other documents to beneficial owners of stock held in their names. In addition, Morrow & Co., Inc. has been retained to assist in the solicitation of proxies by the means described above. The estimated cost of Morrow’s services is $20,000, plus out-of-pocket expenses.

Record Date, Outstanding

Voting Securities and Voting Rights

The Board of Directors has established April 1, 2003, as the record date for the determination of CEI’s stockholders entitled to receive notice of and to vote at the meeting. On the record date, there were 214,443,381 shares of Common Stock, which are entitled to one vote per share upon the proposals to be presented. The holders will vote on the election of Directors, the ratification of the appointment of independent accountants, the approval of the Long Term Incentive Plan and the stockholder proposal.

The enclosed proxy card is for the number of shares registered in your name with CEI, together with any additional full shares held in your name in CEI’s Automatic Dividend Reinvestment and Cash Payment Plan (“Plan”). The instructions on the proxy card provide that any shares registered in your name and any full shares held for your account in the Plan will be voted in the same manner.

In all matters other than the election of Directors, the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting, entitled to vote and voting on the subject matter, shall be the act of the stockholders. Directors will be elected by a plurality of the votes present in person or represented by proxy at the Annual Meeting, entitled to vote and voting on the election of Directors. Abstentions and broker non-votes are voted neither “for” nor “against,” and have no effect on the vote, but are counted in the determination of the quorum.

Voting and Revocation of Proxies

All shares represented by properly executed proxies received in time for the Annual Meeting will be voted at the Annual Meeting in the manner specified by the persons giving those proxies. If the proxy is signed but no voting instructions are made, the shares represented by the proxy will be voted for the election of Directors and in accordance with the recommendations of the Board on other proposals.

Instead of submitting a signed proxy card, if you are a stockholder of record located in the United States, you may vote your proxy by telephone using the control number and instructions set forth on the proxy card. You may also vote by the Internet using the control number that has been assigned to you. Voting by telephone or by the Internet eliminates the need to return the proxy card.

The telephone and Internet voting procedures may not be available to stockholders who hold their shares through a broker, nominee, fiduciary or other custodian.

Voting by use of a proxy on the enclosed proxy card, telephone or on the Internet does not preclude a shareholder from voting in person at the Annual Meeting. A shareholder may revoke a proxy at any time prior to its exercise by mailing to the Secretary of the Company a duly executed revocation or by submitting a duly executed proxy, telephone or Internet vote to the Company with a later date or by appearing at the Annual Meeting and voting in person. A shareholder may revoke a proxy by any of these methods, regardless of the method used to cast his or her previous vote. Attendance at the Annual Meeting without voting will not by itself revoke a proxy.

Attendance and Procedures at the Annual Meeting

Attendance at the Annual Meeting will be limited to stockholders of record, beneficial owners of Common Stock entitled to vote at the meeting having evidence of ownership, the authorized representative (one only) of an absent stockholder, and invited guests of management. You will be asked to present valid picture identification. Any person claiming to be an authorized representative of a stockholder must, upon request, produce written evidence of the authorization. In order to assure the holding of a fair and orderly meeting and to accommodate as many stockholders as possible who may wish to speak at the Annual Meeting, management will limit the general discussion portion of the meeting to one hour and permit only stockholders or their authorized representatives to address the meeting. In addition, management will require that all signs, banners, placards, handouts and similar materials be left outside the meeting room.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

ELECTION OF DIRECTORS

(Item 1 on Proxy Card)

Twelve Directors are to be elected at the Annual Meeting to hold office until the next annual meeting and until their respective successors are elected and qualified. Directors are permitted to stand for election until they reach the mandatory retirement age of 72. Of the Board members standing for election, two (Eugene R. McGrath and Joan S. Freilich) are officers of the Company. The current non-officer nominees bring to the Company the benefit of their broad expertise and experience in many diverse fields.

Effective at the opening of the 2002 Annual Meeting the number of Directors was reduced to eleven from thirteen reflecting the death of Dr. George W. Sarney on April 30, 2002, and the mandatory retirement of Mr. E. Virgil Conway on May 20, 2002. At the Annual Meeting, the stockholders of the Company elected eleven Directors constituting the entire Board of Directors. Since the 2002 Annual Meeting, the number of Directors has been increased to twelve and Mr. Frederic V. Salerno was elected to the Board of Directors, effective July 1, 2002. He is a retired Vice Chairman and Chief Financial Officer of Verizon Communications and currently serves as the Chairman, Lynch Interactive Corporation, a diversified holding company engaged in telecommunications, cable television and broadcasting, personal communications and related wireless services.

With the exception of Mr. Salerno, all of the nominees were elected Directors at the last Annual Meeting. The Company’s management believes that all of the nominees will be able and willing to serve as Directors of the Company. All of the Directors also serve as Trustees of CEI’s subsidiary, Consolidated Edison Company of New York, Inc. (“Con Edison of New York”) with Mr. Michael Del Giudice having become a Trustee in May 2002.

Mr. McGrath also serves on the Board of CEI’s subsidiary, Orange and Rockland Utilities, Inc. (“O&R”). Mr. Del Giudice resigned from the O&R Board and at the time he was elected a Trustee of Con Edison of New York.

The Board of Directors held nine regular and one special meeting in 2002. At these meetings the Board considered a wide variety of matters involving, among other things, the Company’s strategic planning, its financial condition and results of operations, its capital and operating budgets, personnel matters, succession planning, risk management, industry issues, accounting practices and disclosure, and corporate governance practices. The non-management Directors are scheduled to meet a minimum of four times in executive session during 2003.

Shares represented by every properly signed proxy will be voted at the Annual Meeting for the election of Directors of the persons nominated by management, except where the shareholder giving the proxy withholds the right to vote or instructs otherwise. If one or more of the nominees is unable or unwilling to serve, the shares represented by the proxies will be voted for the other nominees and for any substitute nominee or nominees as may be designated by management.

Information About Nominees

The name and age of each of the nominees, the year in which each was first elected a Director or Trustee of Con Edison of New York, the principal occupation and business experience of each during the past five years, the number of shares of Common Stock beneficially owned by each as of the close of business on January 31, 2003, their directorships in other publicly-held business corporations and the more significant of their directorships in charitable and educational organizations as of January 31, 2003, are set forth below, based on information provided by the nominees.

Name, Age, Length of Service as a Director and Trustee and Principal Occupation and Business Experience During Past 5 Years
Peter W. Likins, 66

President, University of Arizona, Tucson, AZ since October 1997. Dr. Likins has been a Trustee of Con Edison of New York since 1978 and a Director of CEI since December 1997. Director or Trustee, Harris Bank, NA, Parker-Hannifin Corporation, Translational Genomics Research Institute and University Medical Center. Member, National Academy of Engineering.

Common Stock Shares owned: 5,203
Deferred Stock Units owned: 11,585

Eugene R. McGrath, 61

Chairman of the Board, President and Chief Executive Officer of CEI since October 1997. Chairman and Chief Executive Officer of Con Edison of New York since September 1990. He was also President of Con Edison of New York from September 1990 through February 1998. Mr. McGrath has been a Trustee of Con Edison of New York since 1987, a Director of CEI since October 1997 and a Director of O&R since July 1999. Director or Trustee, Atlantic Mutual Insurance Company, Schering-Plough Corporation, Business Council of New York State, Inc., Partnership for New York City, Barnard College, American Woman’s Economic Development Corporation, The Fresh Air Fund, the Wildlife Conservation Society and the United Way of New York City. Member, National Academy of Engineering.

Common Stock Shares owned: 461,165 *

Gordon J. Davis, 61

Senior Partner at LeBoeuf, Lamb, Greene & MacRae LLP, Attorneys at Law, New York, NY since November 2001. Mr. Davis served as the President of Lincoln Center for the Performing Arts, New York, N.Y. from January 2001 to September 2001. He was a Partner at LeBoeuf, Lamb, Greene & MacRae LLP from October 1994 to December 2000. Mr. Davis has been a Trustee of Con Edison of New York since 1989 and a Director of CEI since December 1997. Director or Trustee, Phoenix Home Life Mutual Insurance Company, two groups comprising 26 mutual funds managed by the Dreyfus Corporation, Jazz at Lincoln Center, Inc. (Founding Chairman Emeritus), New York Public Library and the Studio Museum In Harlem.

Common Stock Shares owned: 2,666
Deferred Stock Units owned: 9,788

*	Includes 440,000 shares underlying currently exercisable options or exercisable within 60 days of the date of this proxy statement.

Name, Age, Length of Service as a Director and Trustee and Principal Occupation and Business Experience During Past 5 Years
Ellen V. Futter, 53

President and Trustee of the American Museum of Natural History, New York, NY Ms. Futter has been a Trustee of Con Edison of New York since 1989 and a Director of CEI since December 1997. Director, Trustee or Member, American International Group, Inc., Bristol-Myers Squibb Company, J.P. Morgan Chase & Co., Inc., NYC & Company (parent of NY Convention and Visitors Bureau), Council on Foreign Relations and Yale School of Management Advisory Board. Overseer, Memorial Sloan-Kettering Cancer Center. Fellow, American Academy of Arts and Sciences.

Common Stock Shares owned: 3,406
Deferred Stock Units owned: 6,334

Richard A. Voell, 69

Private investor and retired President and Chief Executive Officer of The Rockefeller Group, Inc., New York, NY (real estate, real estate services and communications and communications services). Mr. Voell has been a Trustee of Con Edison of New York since 1990 and a Director of CEI since December 1997. Member, Council on Foreign Relations. Director and Member of the Nominating Committee of the Wildlife Conservation Society. Former Chairman, Economic Club of New York.

Common Stock Shares owned: 8,163
Deferred Stock Units owned: 11,143

Sally Hernandez-Piñero, 50

Practicing Attorney at Law, New York, NY since January 1, 2002. Previously Mrs. Hernandez-Piñero was the Senior Vice President of The Related Companies, L.P. New York, NY from May 1999 to December 2001 (real estate). Mrs. Hernandez-Piñero was a Managing Director of Fannie Mae from July 1998 to April 1999. She was of counsel to the law firm of Kalkines, Arky, Zall & Bernstein, New York, NY from 1994 to 1998. Mrs. Hernandez-Piñero has been a Trustee of Con Edison of New York since 1994 and a Director of CEI since December 1997. Director or Trustee, American Museum of Natural History, Goodwill Industries, Lower Manhattan Development Corporation and the United Way of New York City.

Common Stock Shares owned: 2,872
Deferred Stock Units owned: 4,327

Name, Age, Length of Service as a Director and Trustee and Principal Occupation and Business Experience During Past 5 Years
Stephen R. Volk, 66

Chairman of Credit Suisse First Boston, New York, NY since January 31, 2002 (investment banking) and a member the Credit Suisse Group Executive Board. He was formerly Vice Chairman at Credit Suisse First Boston from August 2001 to January 2002. Prior to joining Credit Suisse First Boston, Mr. Volk was Senior Partner at Shearman & Sterling, Attorneys at Law, New York, NY Mr. Volk has been a Trustee of Con Edison of New York since 1996 and a Director of CEI since December 1997. Member, Council on Foreign Relations and the Harvard Law School Dean’s Advisory Board. Fellow, American Bar Foundation. Mr. Volk also serves as a Director of ContiGroup Companies, Inc. and Trizec Properties, Inc.

Common Stock Shares owned: 3,599
Deferred Stock Units owned: 7,075

Joan S. Freilich, 61

Executive Vice President and Chief Financial Officer of CEI and Con Edison of New York since March 1998. She was Senior Vice President and Chief Financial Officer of CEI from October 1997 to February 1998 and of Con Edison of New York from July 1996 to February 1998. Ms. Freilich has been a Trustee of Con Edison of New York since 1997 and a Director of CEI since October 1997. Trustee, Citizens Budget Commission and The College of New Rochelle.

Common Stock Shares owned: 112,347 **

Michael J. Del Giudice, 60

Senior Managing Director, Millennium Credit Markets, LLC, New York, NY (investment banking). He co-founded Millennium in 1996. Mr. Del Giudice has been a Director of CEI since July 1999 and a Trustee of Con Edison of New York since May 2002. He also was a Director of O&R from 1988 until 2002, and was Chairman of O&R’s Board from February 1998 to July 1999. Chairman of the Governor’s Committee on Scholastic Achievement. Managing Director, MCM Securities, LLC. Director, Barnes and Noble, Inc. and Earth Alliance of Saratoga, Inc.

Common Stock Shares owned: 3,592
Deferred Stock Units owned: 2,930

**	Includes 110,000 shares underlying currently exercisable options or exercisable within 60 days of the date of this proxy statement.

Name, Age, Length of Service as a Director and Trustee and Principal Occupation and Business Experience During Past 5 Years
George Campbell, Jr., 57

President of The Cooper Union for the Advancement of Science and Art, New York, NY since July 2000. Dr. Campbell previously served as the President and CEO of National Action Council for Minorities in Engineering, Inc. Dr. Campbell has been a Director of CEI and a Trustee of Con Edison of New York since February 2000. Trustee, Rensselaer Polytechnic Institute, Montefiore Medical Center and New York Hall of Science. Fellow, American Association for the Advancement of Science and The New York Academy of Sciences.

Common Stock Shares owned: 2,881
Deferred Stock Units owned: 2,219

Vincent A. Calarco, 60

Chairman, President, Chief Executive Officer and Director of Crompton Corporation, Middlebury, CT since 1999 (specialty chemicals, polymer products and equipment). Chairman, President and Chief Executive Officer of Crompton & Knowles from 1986 to 1999. Mr. Calarco has been a Director of CEI and a Trustee of Con Edison of New York since September 2001. Mr. Calarco also serves as a Director of Newmont Mining Corporation and a Trustee of the Hospital of St. Raphael.

Common Stock Shares owned: 400
Deferred Stock Units owned: 1,121

Frederic V. Salerno, 59

Chairman of Lynch Interactive Corporation, Rye, NY (telecommunications), since 2002. Mr. Salerno retired from Verizon Communications, formerly Bell Atlantic Corporation (“Bell Atlantic”) White Plains, NY in 2002 after over 37 years of service in a variety of positions including Vice Chairman and Chief Financial Officer from June 2000 until his retirement. Prior to that position, Mr. Salerno served as Senior Executive Vice President and Chief Financial Officer of Bell Atlantic from August 1997. Mr. Salerno has been a Director of CEI and a Trustee of Con Edison of New York since July 2002. Director or Trustee, Akamai Technologies, Inc., AVNET, Inc., Bear Sterns Companies, Inc., Dun & Bradstreet, Manhattan College and Viacom, Inc.

Common Stock Shares owned: 203
Deferred Stock Units owned: 400

The number of shares of Common Stock beneficially owned as of January 31, 2003, by each of the executive officers named in the summary compensation table on page 19 who are not also nominees is set forth below.

Name	Shares Owned*
Kevin Burke	84,718
John D. McMahon	67,903
Stephen B. Bram	79,481

As of January 31, 2003, no nominee or executive officer was the beneficial owner of any other class of equity securities of CEI or beneficially owned more than .22% of the total outstanding Common Stock. As of the same date all executive officers and members of the Board as a group beneficially owned 1,085,345 shares of CEI Common Stock, including 1,014,000 shares underlying options that are currently exercisable or exercisable within 60 days of the date of this proxy statement, representing ..51% of CEI’s outstanding Common Stock. Members of the Board also held 56,921 deferred stock units which are payable in shares of CEI Common Stock following the member’s termination of service. Each executive officer and member of the Board held his or her shares with sole voting power and sole investment power, except for deferred stock units (the holders of which have no voting rights or investment power) and shares as to which voting power, or investment power, or both, were shared with a spouse or a relative of such person.

As of December 31, 2002, there was no person known to the Company that beneficially owned more than five percent of the common shares of CEI.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Directors and executive officers of the Company to file reports of ownership and changes in ownership of the equity securities of the Company and its subsidiaries with the Securities and Exchange Commission and to furnish copies of these reports to the Company. Based upon its review of the reports furnished to the Company for 2002 pursuant to Section 16(a) of the Act and written representations from certain reporting persons, the Company believes that all of the reports were filed on a timely basis, except that, due to inadvertence with respect to data compiled for the purpose of complying with Section 16(a), the following officers did not include acquisitions relating to Executive Incentive Plan stock equivalent awards on their timely filed Form 5s (the number of late acquisitions appears in parenthesis after each individual): James S. Baumstark (3), Stephen B. Bram (4), Kevin Burke (4), Marilyn Caselli (3), David Davidowitz (1), Robert W. Donohue, Jr. (5), Joan S. Freilich (5), David F. Gedris (5), George W. Greenwood, Jr. (1), Andrew L. Jacob (2), Paul H. Kinkel (5), Mary Jane McCartney (5), Eugene R. McGrath (5), John D. McMahon (3), Thomas Newell (1), James P. O’Brien (5), Stephen E. Quinn (4), Louis L. Rana (3), Edward J. Rasmussen (1), Frances A. Resheske (2), Hyman Schoenblum (4), Wanda M. Skalba (3), Robert P. Stelben (4), Saddie L. Smith (3), Luther Tai (3) and Stephen F. Wood (1). The value of the awards was timely reported in the summary compensation tables included in the Company’s proxy statements for the officers included in such tables.

Board Members’ Fees and Attendance

Those members of the Board who are not employees of the Company or its subsidiaries are paid an annual retainer of $40,000, a fee of $1,500 for each meeting of the Board or of the Boards of its subsidiaries attended and a fee of $1,500 for each meeting of a Committee of the Board or of the Boards of its subsidiaries attended. CEI will reimburse Board members who are not currently officers of the Company for expenses incurred in attending Board and Committee meetings. No person who serves on both the CEI Board and on the Board of its subsidiary, Con Edison of New York, and corresponding Committees, is paid additional compensation for concurrent service.

*	Includes shares underlying options that are currently exercisable or exercisable within 60 days of the date of this proxy statement for: Mr. Burke—80,000, Mr. McMahon—66,000 and Mr. Bram—79,000.

The Chairs of the Audit, Corporate Governance and Nominating, Environmental, Executive Personnel and Pension, Finance and Planning Committees each receive an annual retainer fee of $4,000. The Acting Chair of any Board Committee is paid an additional meeting fee of $200 for any Committee meeting at which he or she presides. Members of the Board are participating in the Directors’ Deferred Stock Plan for Non-Officer Directors (“Deferred Stock Plan”) and may participate in the Company’s Stock Purchase Plan described below. Members of the Board who are officers of the Company or its subsidiaries receive no retainer or meeting fees for their service on the Board.

Effective July 1, 2002, the CEI Board of Directors terminated the Con Edison of New York Retirement Plan for Trustees (the “Retirement Plan”) and the CEI Restricted Stock Plan for Non-Employee Directors and adopted the Deferred Stock Plan. Retired Directors receiving benefits under the terminated Retirement Plan will continue to do so. All Directors of CEI who are not officers or employees of CEI are eligible to participate in the Deferred Stock Plan. As of July 1, 2002, the net present value of each current eligible Director’s accrued benefit under the terminated Retirement Plan was converted into a number of deferred stock units, which was calculated by dividing the net present value of the Retirement Plan benefit by the closing price of a share of CEI’s common stock on June 28, 2002, the last business day before July 1. In addition, each eligible Director was allocated an additional 400 deferred stock units as of July 1, 2002 intended to replace retirement-plan compensation for the remainder of 2002. Commencing in 2003, each eligible Director will be allocated an annual award of 1,300 deferred stock units on the first business day after the Company’s annual meeting. If an eligible Director is first appointed to the Board after an annual meeting, his or her first annual award will be prorated.

Pursuant to the Deferred Stock Plan, the initial allocations and the annual awards of stock units will be deferred until the Director’s termination of service from the Board of Directors. The Directors will have the right to defer all or a portion of their retainers and meeting fees into additional stock units. Stock units attributable to voluntary deferrals of retainers and meeting fees will be deferred until the Director’s termination of service or, at the option of the Director, for five years or more after the year in which the units were deferred, if earlier. Dividend equivalents will be payable on deferred stock units in the amount and at the time that dividends are paid on CEI’s common stock and will either be paid in cash or invested in additional stock units at the Director’s option. All payments on account of deferred stock units will be made in shares of CEI common stock except that fractional stock units will be paid in cash. The Directors will have the option to have the stock units resulting from the mandatory deferrals paid over a maximum of ten years. As discussed in connection with Management Proposal No. 3 “Long Term Incentive Plan,” this plan will become part of the Long Term Incentive Plan being submitted to shareholders for approval at the Annual Meeting.

The Stock Purchase Plan permits employees of the Company and its subsidiaries, including officers, to contribute up to 20 percent of their salaries into the plan, but not more than $25,000 per year. Non-officer members of the Board are eligible to participate and currently may contribute up to $1,000 per month. Also, dividends may be reinvested and the Company contributes one-ninth of the participating Director’s contributions, including reinvested dividends. The contributions are used to purchase for the participants either outstanding shares of CEI’s Common Stock or shares issued directly by CEI from authorized but unissued shares. The subsidiaries pay brokerage and other expenses relating to the plan.

The law firm of LeBoeuf, Lamb, Greene & MacRae, LLP of which Mr. Davis is a Senior Partner, provided services to Con Edison of New York in 2002 and will provide services in 2003. Ms. Futter’s brother provided legal services to Con Edison of New York in 2002 and will provide legal services in 2003. The fees for services in 2002 totaled approximately $130,000.

During 2002 each incumbent member of the Board attended more than 75 percent of the combined meetings of the Board of Directors and the Board Committees on which he or she served.

Standing Committees of the Board

The Audit Committee, composed of three non-officer Directors (Mr. Del Giudice, Chair; Mr. Calarco and Mr. Salerno), meets with the Company’s management, including Con Edison of New York’s General Auditor, and the Company’s independent accountants, several times a year to discuss internal controls and accounting matters, the Company’s financial statements and the scope and results of the auditing programs of the independent accountants and of the Company’s internal auditing department. The Audit Committee also recommends to the Board of Directors the appointment of the independent accountants for the Company, subject to stockholder approval at the annual meeting. The Audit Committee held five meetings in 2002.

The Corporate Governance and Nominating Committee, formerly the Nominating Committee, composed of five non-officer Directors (Ms. Futter, Chair; Mr. Calarco; Dr. Campbell; Mr. Voell and Mr. Volk), is responsible for recommending candidates to fill vacancies on the Board. In addition, the Committee assists with respect to the composition and size of the Board and of all Committees of the Board. The Committee also makes recommendations to the Board as to the compensation of Board members as well as other corporate governance matters. The Corporate Governance and Nominating Committee held four meetings in 2002. The Committee has no formal procedures for consideration of recommendations for nominations to the Board. It considers candidates proposed by stockholders. Nominations for candidates, accompanied by biographical material for evaluation, may be sent to the Secretary of the Company. Each nomination should include information as to the qualifications of the candidate and should be accompanied by a written statement (presented to the Secretary of the Company) from the suggested candidate to the effect that the candidate is willing to serve.

The Environmental Committee, composed of four non-officer Directors (Dr. Likins, Chair; Mr. Davis; Ms. Futter and Mrs. Hernandez-Piñero), provides advice and counsel to the Company’s management on corporate environmental policy and on such other environmental matters as from time-to-time the Committee deems appropriate; reviews significant new developments in environmental laws and governmental agency actions as they affect the Company’s corporate environmental policies; reviews significant issues relating to the Company’s compliance with environmental laws and regulations and corporate environmental policies; submits recommendations to the Board with respect to environmental-related matters; and makes such other reviews and recommends to the Board such other actions as it may deem necessary or desirable to help promote sound planning by the Company with due regard to the protection of the environment. The Environmental Committee held four meetings in 2002.

The Executive Committee, composed of Mr. McGrath, the Chairman of the Board and of the Committee, and three non-officer Directors (Dr. Likins; Mr. Voell and Mr. Volk), may exercise during intervals between the meetings of each Board all the powers vested in the Board, except for certain specified matters. No meetings of the Executive Committee were held in 2002.

The Executive Personnel and Pension Committee, composed of five non-officer Directors (Mr. Voell, Chair; Mr. Calarco; Dr. Campbell; Mr. Del Giudice and Mrs. Hernandez-Piñero), reports and makes recommendations to the Board relating to officer and senior management appointments and compensation. In addition, the Committee makes incentive compensation awards to officers participating in Con Edison of New York’s Executive Incentive Plan, subject to confirmation by the Board and administers CEI’s Stock Option Plan, including determining the recipients of, and the number of shares covered by, stock option grants. The Committee also reviews and makes recommendations as necessary to provide for orderly succession and transition in the executive management of the Company and receives reports and makes recommendations with respect to minority and female recruitment, employment and promotion. It also oversees and makes recommendations to the Board with respect to compliance with the Employee Retirement Income Security Act of 1974 (“ERISA”), and reviews and makes recommendations with respect to benefit plans and plan amendments, the selection of plan trustees and the funding policy and contributions to the funded plans, and reviews the performance of the funded plans. The Executive Personnel and Pension Committee held five meetings during 2002.

The Finance Committee, composed of five non-officer Directors (Mr. Volk, Chair; Mr. Davis; Mrs. Hernandez-Piñero; Dr. Likins and Mr. Voell), reviews and makes recommendations to the Board with respect to the Company’s financial condition and policies, its dividend policy, bank credit arrangements, financings, investments, capital and operating budgets, major contracts and real estate transactions and litigation and other financial matters, and reviews financial forecasts. The Finance Committee held six meetings during 2002.

The Planning Committee, composed of seven non-officer Directors (Mrs. Hernandez-Piñero, Chair; Mr. Calarco; Mr. Davis; Mr. Del Giudice; Ms. Futter; Dr. Likins and Mr. Volk), reviews and makes recommendations to the Board regarding long range planning for the Company. The Planning Committee held two meetings in 2002.

Compensation Committee Interlocks and Insider Participation

Mr. Calarco, Dr. Campbell, Mr. Del Giudice, Mrs. Hernandez-Piñero and Mr. Voell (Chair) were on CEI’s Executive Personnel and Pension Committee in 2002. The Company believes that there are no interlocks with the members who serve on this Committee.

Report of the Audit Committee

The Company’s Audit Committee consists of three members of the Board. Each member of the Audit Committee is independent and the members meet the other qualifications required by the New York Stock Exchange. The Board of Directors has approved the charter of the Audit Committee. A copy of the Audit Committee Charter was filed with the Securities and Exchange Commission as Appendix A to the Company’s Proxy Statement for the Annual Meeting of Stockholders held on May 21, 2001.

The Audit Committee has reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2002. The Audit Committee has also discussed with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent public accountants, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended.

The Audit Committee has received the written disclosures and the letter from PwC required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Audit Committee has discussed the independence of PwC with representatives of the firm. The Audit Committee also has considered whether the provision of limited non-audit services to the Company is compatible with the independence of PwC and concluded that they were.

Based on the Audit Committee’s review and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

The Audit Committee

Michael J. Del Giudice (Chair)

Vincent A. Calarco

Frederic V. Salerno

Fees Paid to PricewaterhouseCoopers LLC

Fees paid or payable to PwC for services rendered during 2002 and 2001 are as follows:

	2002	2001
Audit Fees	$1,517,500	$1,293,000
Audit Related Fees	$140,650	$257,206
Tax Fees	$—	$—

Other Fees	$216,918	$132,478

TOTAL FEES	$1,875,068	$1,682,684

In connection with the 2002 and 2001 audits of CEI, PwC examined the Company’s and its subsidiaries’ annual financial statements and reviewed interim financial statements and certain of the Company’s or its subsidiaries’ filings with the Federal Energy Regulatory Commission and the Securities and Exchange Commission. For the year ended 2002, the major item included in Audit Related Fees is for audits of the Company’s pension and other benefit plans ($139,650). For the year ended 2001, the major items included in Audit Related Fees are for audits of the Company’s pension and other benefit plans ($120,000), advice on accounting for derivatives ($48,200), and other accounting advice ($67,686). For the year ended 2002 the items included in Other Fees are for commodity risk management advisory services ($121,216) and lease treatment advice ($95,702). For the year ended 2001 the items included in Other Fees are for commodity risk management advisory services ($62,307), and other accounting and professional advice ($70,171).

MANAGEMENT PROPOSAL

(Item 2 on Proxy Card)

Proposal No. 2—Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Accountants for the Year 2003.

At the Annual Meeting, the Board will recommend that the stockholders ratify and approve the selection of PricewaterhouseCoopers LLP as independent accountants for the Company for the year 2003. PwC has acted in the same capacity for the Company for many years.

Before the Audit Committee recommended the appointment of PwC, it considered that firm’s qualifications. This included a review of PwC’s performance in prior years, as well as PwC’s reputation for integrity and for competence in the fields of accounting and auditing. The Audit Committee has expressed its satisfaction with PwC in these respects. The Audit Committee reviewed information provided by PwC concerning litigation involving the firm and the existence of any investigations by the Securities and Exchange Commission into the financial reporting practices of companies audited by them. As to these matters, the Audit Committee has concluded that the ability of PwC to perform services in 2003 for the Company does not in any way appear to be adversely affected by any litigation or investigations reflected in such information.

Representatives of PwC will be present at the Annual Meeting and will be afforded the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

    The Board Recommends a Vote FOR Proposal No. 2.

Adoption of Proposal No. 2 requires the affirmative vote of a majority of the shares of Common Stock voted on the proposal at the Annual Meeting.

MANAGEMENT PROPOSAL

(Item 3 on Proxy Card)

Proposal No. 3—Approval of the Company’s Long Term Incentive Plan

The Board of Directors has adopted a Long Term Incentive Plan (the “Incentive Plan”) for key employees (including officers) and Directors of CEI and its subsidiaries, subject to approval by the affirmative vote of a majority of shares of Common Stock voting on this proposal at the meeting.

Background and Purpose

In 1996 the Board of Directors established a 10,000,000 share stock option plan. The stock options authorized under the 1996 Stock Option Plan have been nearly fully allocated. Consequently, the Board of Directors has developed the Incentive Plan as a new stock based incentive program for eligible participants. The Board of Directors believes that the Incentive Plan will be an important tool to advance the interests of the Company and its shareholders by providing long term incentives to those persons with significant responsibility for the success and growth of the Company; by strengthening the Company’s ability to attract and retain qualified persons of superior talent, ability and achievement to serve as directors, officers, and in other management positions; and to promote their ownership of a greater equity interest in the Company, thereby aligning their interests more closely with the interests of the Company’s stockholders. The Incentive Plan also provides the ability to award long term incentives that qualify for federal income tax deduction. Please read this information in conjunction with the full text of the Incentive Plan, which is attached as Appendix A to this Proxy Statement.

Shares Available Under the Incentive Plan

The Incentive Plan will cover a maximum aggregate of 10,000,000 shares of Common Stock (“Shares”) and, of that amount, at least 6,000,000 will be in the form of stock options or stock appreciation rights. As explained below, the remaining 4,000,000 shares authorized under the Incentive Plan may be granted in a combination of restricted stock, stock units and performance based restricted stock/performance units. The 10,000,000 shares authorized under the Incentive Plan is 4.67% of CEI’s outstanding Shares as of December 31, 2002 and the 4,000,000 shares that represents potentially a share of stock to be awarded under the plan amounts to about 1.9% of the Company’s outstanding shares. The aggregate number of Shares that may be granted to a single individual shall not exceed 1,500,000. The Committees administering the Incentive Plan, in their sole discretion, may increase the number of Shares available under the Incentive Plan in the event of any change in the number of outstanding Shares or share price by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of equity securities or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other similar change or corporate transaction or event that affects the Shares. If an award made under the Incentive Plan is forfeited, cancelled, terminated or expires without being exercised in whole or in part, any Shares subject to the award will again be available for future awards under the Incentive Plan.

Term of the Incentive Plan

Awards may be made under the Incentive Plan for a period of ten years after stockholder approval. The Incentive Plan will remain in effect until all matters relating to the payment of outstanding awards have been settled.

Administration

The Executive Personnel and Pension Committee of the Board of Directors will be the plan administrator for Company officers and other employees eligible to participate in the Incentive Plan and the Corporate Governance and Nominating Committee of the Board of Directors will be the plan administrator for Company Directors. The two plan administrators are referred to jointly as the “Incentive Plan Administrator.” The selection, grant and establishment of the terms of Awards remain the duties of the Incentive Plan Administrator, except that the Board must approve any award to Directors. The Incentive Plan gives the Incentive Plan Administrator broad authority to determine the persons to whom, and the times at which, awards will be granted or lapse under the Incentive Plan, the types of awards to be granted, the number of shares of Common Stock to be covered by each award, and all other terms and conditions for awards granted under the Incentive Plan. The Incentive Plan provides that the Incentive Plan Administrator may not reduce the exercise price of an option after it is granted other than in the event of a change in the number of outstanding Shares or Share price by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of equity securities or other distribution. The Incentive Plan Administrator may at any time designate one or more of its members or any officer or Director of the Company or its subsidiaries to perform the administrative duties of the Incentive Plan. The Incentive Plan Administrator’s determinations under the Incentive Plan are final, conclusive and binding on all parties including the Company, its stockholders, Incentive Plan participants, their respective estates and beneficiaries.

Participation

Directors and officers and other eligible employees of the Company and its subsidiaries designated by the relevant Incentive Plan Administrator will be eligible for the award grants under the Incentive Plan subject to the limitations of the aggregate number of Shares available for award under the Incentive Plan and other conditions imposed by the Incentive Plan. Approximately 4,800 employees, including officers, and the 10 non-employee Directors are potentially eligible for awards under the Incentive Plan. In determining whether to make grants, the Incentive Plan Administrator will take into consideration the eligible person’s present and potential contribution to the success of the Company and other factors as the Incentive Plan Administrator may deem proper and relevant.

Awards

Under the Incentive Plan, the following types of awards can be granted from time-to-time by the Incentive Plan Administrator:

Stock Unit Grants To Directors.    As described on page 9, the Board of Directors terminated the retirement Plan applicable to Directors and adopted the Deferred Stock Plan, effective July 1, 2002. Future awards under the Deferred Stock Plan will be covered by the Incentive Plan. Each non-officer Director of the Company participating in the Incentive Plan will be granted 1,300 Stock Units on the first business day after each annual meeting. If a Director is first appointed as a member of the Board after the annual meeting, his or her first annual grant of Stock Units will be pro-rated. A “Stock Unit” is an unsecured obligation of the Company that represents the economic equivalent of a share of Company Common Stock. The Board of Directors, upon recommendation of the Corporate Governance and Nominating Committee, may change the annual grant. Stock Units granted to Directors will be deferred until the Director’s termination of service as a member of the Board. A Director may voluntarily defer any portion or all of his or her Board compensation and have the deferred amounts credited as additional Stock Units under the Incentive Plan that will be deferred until the Director’s termination of service or, at the option of the Director, for five years or more after the year in which the units were deferred, if earlier. Dividend equivalents will be paid on the Stock Units in the Incentive Plan and may, at the Director’s option, be invested in additional Stock Units. All payments of Stock Units will be made in the equivalent number of shares of Common Stock. Non-officer Directors of the Company will not be eligible for other awards under the Incentive Plan.

Stock Unit Grants To Officers And Employees.    Stock Units may be granted to any eligible officer or other employee at the sole discretion of the Incentive Plan Administrator. The Stock Units may be granted without the payment of consideration by the Incentive Plan participant. At the time a Stock Unit award is granted, the Incentive Plan Administrator will establish such terms and conditions as, in its sole discretion, it deems appropriate. Future awards, if any, of Stock Units under the Executive Incentive Plan described on page 21 will be made under this Incentive Plan.

Stock Options.    The Incentive Plan Administrator may grant stock options to eligible officers or other employees from time-to-time without the payment of consideration subject to the limitations set forth in the Incentive Plan. Stock options will be subject to the terms and conditions set forth in the Incentive Plan and established by the Incentive Plan Administrator and, in the case of Qualified Stock Options, with the provisions of the Internal Revenue Code applicable to “incentive stock options” (see Federal Income Tax Consequences Resulting from Stock Options below). The option price will be set by the Incentive Plan Administrator at the time of the grant, but, except in the limited circumstances described in the next sentence, may not be less than 100 percent of the fair market value of a common share on the date the option is granted, which is the closing price of a share of common stock on the day prior to the stock option grant. In the event that the Company acquires another corporation the Incentive Plan Administrator would be able to set an exercise price for substitute options in the acquired corporation’s stock that would preserve, but not be greater than, the economic value of the acquired company’s options being given up as a result of the acquisition. The period during which and the manner in which an option may be exercised will be fixed by the Incentive Plan Administrator; provided, that no option shall be exercisable after the expiration of ten years from the date such option is granted. The Incentive Plan Administrator may settle the exercise of an option granted under the Incentive Plan by payment of shares of Common Stock, cash, or by a combination of both. The Incentive Plan prohibits reductions of the exercise price of stock option grants other than in the event of a change in the number of outstanding shares or share price by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of equity securities or other distribution.

Restricted Stock.    The Incentive Plan Administrator may grant awards of shares of Common Stock to eligible officers or other employees bearing restrictions (“Restricted Stock”) prohibiting a recipient’s sale, transfer or pledge of the Restricted Stock until the expiration of the applicable restriction period. The Incentive Plan Administrator may also impose such other restrictions and conditions on the Restricted Stock as it deems appropriate. At the time that the Restricted Stock is granted, the Incentive Plan Administrator will establish a restriction period applicable to the grant of not less than one or more then ten years. Restricted Stock issued to participants who terminate their employment during the restriction period is subject to forfeiture or payout in accordance with the terms of the Incentive Plan.

Performance-Based Restricted Stock/Performance Units.    The Incentive Plan Administrator may establish awards based on performance target(s) relative to the applicable “Business Criteria” as defined in the Incentive Plan to be achieved within a period that the Incentive Plan Administrator sets. The applicable performance target(s) and period will be consistent with the terms of the Incentive Plan and Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Incentive Plan Administrator will also establish the applicable number of shares of Performance-Based Restricted Stock or Performance Units that are the subject of the award. In the event that Performance-Based Restricted Stock is granted, the Incentive Plan Administrator will establish a restriction period applicable to such stock of not less than one or more then ten years. Performance Units are payable in cash or shares of Common Stock or in a combination of cash and shares, as determined in the Incentive Plan Administrator’s sole discretion. The Incentive Plan Administrator will also have the sole discretion to determine the standard or formula pursuant to which each participant’s performance-based award shall be calculated, whether all or any portion of the amount so calculated will be paid even if the performance targets are achieved within the performance period, and the specific amount (if any) to be paid to each participant, subject in all cases to the terms, conditions and limits of the Incentive Plan. To this same extent, the Incentive Plan Administrator may at any time establish (and, once established, rescind, waive or amend) additional conditions and terms of payment of Awards (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Incentive Plan. The Incentive Plan Administrator may not, however, increase the maximum amount permitted to be paid to any individual under the Incentive Plan or pay awards under the provisions of the Incentive Plan if the established performance target(s) have not been satisfied. Performance-Based Restricted Stock or Performance Units granted to participants who terminate their employment during a performance period are subject to forfeiture or payout in accordance with the terms of the Incentive Plan.

Stock Appreciation Rights.    The Incentive Plan Administrator may grant awards of stock appreciation rights to eligible officers or other employees in conjunction with an option or as a separate award. Stock appreciation rights are rights to the excess of the fair market value of shares of Common Stock on the date of exercise over the fair market value on the date of the grant. Stock appreciation rights will be subject to such terms and conditions not inconsistent with the Incentive Plan as the Incentive Plan Administrator may impose. The Incentive Plan Administrator may direct the payment in settlement of a stock appreciation right to be in cash or shares of Common Stock or a combination of both. Alternatively, the Incentive Plan Administrator may permit the participant to elect to receive cash in full or partial settlement of the stock appreciation right. To the extent that a stock appreciation right issued pursuant to an option granted under the Incentive Plan is exercised, the option will be deemed to have been exercised, and will not be deemed to have lapsed.

Dividend Equivalents.    The Incentive Plan Administrator may grant awards of dividend equivalents in conjunction with stock units, options, separately awarded stock appreciation rights or Performance Units. No consideration is payable by the participant as a result of the grant. Each dividend equivalent will entitle the participant to receive an amount equal to the dividend actually paid with respect to a Share of Common Stock on each dividend payment date from the date of the grant to the date the dividend equivalent lapses as set forth in the Incentive Plan. Dividend equivalents may be invested in additional shares of Common Stock or stock units as determined by the Incentive Plan Administrator. The Incentive Plan Administrator, in its sole discretion, may direct the payment of such amount at such times and in such form and manner as determined by the Incentive Plan Administrators.

Accelerated Award

Notwithstanding anything in the Incentive Plan to the contrary, upon the happening of a “Change in Control”, as that term is defined in the Incentive Plan, a participant in the Incentive Plan is entitled to an accelerated payout or accelerated option or exercise period as set forth in the Incentive Plan with respect to any previously granted Award.

Tax Withholding

The Company or its subsidiaries may withhold any applicable federal, state or local taxes at such time and upon such terms and conditions as required by law or determined by the Company or its subsidiaries. Subject to compliance with any requirements of applicable law, the Incentive Plan Administrator may permit or require a participant to have any portion of any withholding or other taxes payable in respect to a distribution of shares of Common Stock satisfied through, (i) the payment of cash by the participant to the Company or a subsidiary, (ii) the withholding of amounts due the participant from other compensation, (iii) the retention by the Company or a subsidiary of shares, or delivery of previously owned shares of the participant having a fair market value equal to the withholding amount, or (iv) the canceling of any number of shares issuable in an amount sufficient to reimburse the Company or its subsidiaries for the amount it is required to withhold.

Federal Income Tax Consequences

Resulting from Stock Options

Under the Incentive Plan, the Company may grant Qualified Stock Options, which are “incentive stock options” within the meaning of Section 422 of the Code, and Non-qualified Stock Options, which are not “incentive stock options” under Section 422 of the Code.

Qualified Stock Options.    Upon the grant or exercise of a Qualified Stock Option, no income will be recognized by the optionee for federal income tax purposes, and the Company will not be entitled to any deduction. The shares that are acquired by the Qualified Stock Option are taxed at capital gains tax rates when the optionee sells the stock if the following requirements are met: (1) the optionee remains an employee of the Company or its subsidiaries from the time the Qualified Stock Option is granted until three months before the option is exercised; and (2) once the Qualified Stock Option has been exercised and the stock purchased, the optionee does not sell the shares within two years from the date the Qualified Stock Option was granted or within one year from the date the option was exercised and the shares were purchased. No deduction will be allowed to the Company if the holding periods are satisfied. If the optionee sells the shares before the required period, gain on the sale is treated as ordinary income (compensation) and the Company will be entitled to a corresponding deduction. Gain, for this purpose, is an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price or (ii) the excess of the amount realized upon such disposition over the exercise price. The gain is recognized for the tax year in which the sale occurs. In determining whether shares have been held for the required period, each share of Common Stock sold is treated separately. If the optionee is treated as having received ordinary income, a federal income tax deduction for the same amount will be allowed to the Company in the same year. Exercise of a Qualified Stock Option may subject the optionee to the alternative minimum tax.

Non-Qualified Stock Options.    Upon the grant of a Non-qualified Stock Option, no income will be recognized by the optionee, and the Company will not be entitled to any deduction. Upon the exercise of a Non-qualified Stock Option, the optionee will realize compensation taxable as ordinary income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Company will be entitled to a corresponding federal income tax deduction in the same year.

The Incentive Plan will not be qualified under Section 401(a) of the Code.

New Incentive Plan Benefits

No benefits or amount have been granted, awarded or received under the Incentive Plan. Except for the annual grant of 1,300 Stock Units to members of the Board of Directors, all awards under the Incentive Plan are discretionary and no awards are determinable at this time. The value of Stock Units granted to Directors under the Incentive Plan varies with the market price of a share of the Company’s Common Stock and cannot be determined at the present time.

    The Board Recommends a Vote FOR Proposal No. 3.

Adoption of Proposal No. 3 requires the affirmative vote of a majority of the shares of Common Stock voted on the proposal at the Annual Meeting.

STOCKHOLDER PROPOSAL

(Item 4 on Proxy Card)

Proposal No. 4—Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who owns 200 shares of Common Stock, has submitted the following proposal:

“RESOLVED: That the shareholders recommend that the Board take the necessary steps that Con Edison specifically identify by name and corporate title in all future proxy statements those executive officers, not otherwise so identified, who are contractually entitled to receive in excess of $250,000 annually as a base salary, together with whatever other additional compensation bonuses and other cash payments were due them.”

The statement made in support of this proposal is as follows:

“In support of such proposed Resolution it is clear that the shareholders have a right to comprehensively evaluate the management in the manner in which the Corporation is being operated and its resources utilized. At present only a few of the most senior executive officers are so identified, and not the many other senior executive officers who should contribute to the ultimate success of the Corporation. Through such additional identification the shareholders will then be provided an opportunity to better evaluate the soundness and efficacy of the overall management.

“Last year the owners of 15,151,507 shares, representing approximately 12.44% of shares voting, voted FOR this proposal.

“If you AGREE, please mark your proxy FOR this proposal.”

    The Board of Directors Recommends That You Vote AGAINST Proposal No. 4 for the Following Reasons:

Disclosure of executive compensation is governed by the Securities and Exchange Commission’s proxy solicitation rules. In accordance with those rules CEI currently provides information on pages 19 through 26 of the Proxy Statement concerning compensation for the five highest paid executive officers.

The proposal would impose on CEI more stringent disclosure requirements than those imposed on other companies by the Securities and Exchange Commission’s rules. The Board believes that any changes in the disclosure requirements should emanate from the Securities and Exchange Commission and should be uniformly applicable to all companies subject to the proxy rules.

    The Board of Directors Recommends a Vote AGAINST Proposal No. 4.

Adoption of the preceding stockholder proposal (Proposal 4) would require the affirmative vote of a majority of shares of Common Stock voted on the proposal at the Annual Meeting.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation of the Company’s Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer who were serving as executive officers at the end of 2002. The positions shown are the officers’ positions with the Company or with the Company’s principal subsidiaries, Con Edison of New York or O&R as of December 31, 2002.

	Annual Compensation							Long-Term Compensation
Name and Principal Position	Year	Salary		Bonus		Other Annual Compensation		Restricted Stock Awards(2)		Number of Option Shares	All Other Compensation(6)
Eugene R. McGrath Chairman of the Board and Chief Executive Officer(1)(3)	2002 2001 2000	$ $ $	1,237,667 1,123,333 1,030,000	$ $ $	1,224,000 1,400,000 981,000	$ $ $	16,641 16,389 17,408	$ $	2,626,200 — 6,237,500	250,000 200,000 150,000	$ $ $	55,597 51,407 49,459

Kevin Burke President and Chief Operating Officer(4)	2002 2001 2000	$ $ $	475,000 370,000 310,000	$ $ $	290,000 290,000 215,000		— — —	$ $	1,313,100 — 1,559,375	60,000 50,000 20,000	$ $ $	14,250 11,100 7,600

Joan S. Freilich Executive Vice President and Chief Financial Officer(1)	2002 2001 2000	$ $ $	470,000 425,000 385,000	$ $ $	275,000 275,000 250,000		— — —	$ $	875,400 — 1,559,375	50,000 40,000 40,000	$ $ $	14,100 12,750 11,550

John D. McMahon Senior Vice President and General Counsel(1)	2002 2001 2000	$ $ $	453,000 379,617 332,800	$ $ $	250,000 270,000 215,000		— — —	$ $	875,400 — 1,559,375	50,000 40,000 40,000	$ $ $	13,590 11,389 9,984

Stephen B. Bram President and Chief Executive Officer of O&R(5)	2002 2001 2000	$ $ $	410,000 386,667 366,000	$ $ $	193,500 194,400 145,350		— — —		$875,400 — —	50,000 40,000 18,000	$ $ $	12,300 9,050 10,130

(1)	Held same positions with Con Edison of New York.
(2)	The aggregate restricted stock holdings by the individuals named in the table at December 31, 2002 was 500,000 restricted stock units, with each unit representing the right to one share of Common Stock of the Company. The aggregate units had a value of $21,410,000 based on the closing price of a share of Common Stock as of December 31, 2002. The units awarded in 2000 vest 50% on August 31, 2003, 25% on August 31, 2004 and 25% on August 31, 2005. The units awarded in 2002 vest 50% on August 31, 2004 and 50% on August 31, 2005. Amounts equal to dividends payable on the Company’s shares are payable on the restricted stock units.
(3)	Also President of CEI.
(4)	Position with Con Edison of New York.
(5)	Position with O&R.
(6)	The amounts shown in this column consist of amounts contributed by Con Edison of New York under its Thrift Savings Plan for Management Employees (Thrift Plan) and Deferred Income Plan (DIP) and amounts paid for life insurance for Mr. McGrath, as follows: For 2002, Mr. McGrath, life insurance—$18,467; Thrift Plan—$6,000; DIP—$31,130; Mr. Burke, Thrift Plan—$6,000; DIP—$8,250; Ms. Freilich, Thrift Plan—$6,000; DIP—$8,100; Mr. McMahon, Thrift Plan—$6,000; DIP—$7,590; Mr. Bram, Thrift Plan—$6,000; DIP—$6,300. For 2001, Mr. McGrath, life insurance—$17,707; Thrift Plan—$5,100; DIP—$28,600; Mr. Burke, Thrift Plan—$5,100; DIP—$6,000; Ms. Freilich, Thrift Plan—$5,100; DIP—$7,650; Mr. McMahon, Thrift Plan—$5,100; DIP—$6,289; Mr. Bram, Thrift Plan—$2,550; DIP—$6,500. For 2000, Mr. McGrath, life insurance—$18,559; Thrift Plan—$5,100; DIP—$25,800; Mr. Burke, Thrift Plan—$3,400; DIP—$4,200; Ms. Freilich, Thrift Plan—$5,100; DIP—$6,450; Mr. McMahon, Thrift Plan—$5,100; DIP—$4,884; Mr. Bram, Thrift Plan—$4,250; DIP—$5,880.

Report on Executive Compensation

The Executive Personnel and Pension Committee of the Board, which was composed of five Board members in 2002, administers the Company’s executive compensation policies. The Committee submits the following report related to compensation matters for 2002:

The Committee’s compensation policy—The Committee believes that total executive compensation should be such as to attract to the Company, motivate and reasonably reward individuals of the highest professional and personal qualifications, and at the same time, secure substantial and proportionate value for the Company. In 2002, compensation of the Company’s executive officers consisted primarily of base salary, which is reviewed by the Committee annually, a potential award under Con Edison of New York’s Executive Incentive Plan or in the case of one officer an award under the O&R Annual Team Incentive Plan (“ATIP”), which are shown in the Summary Compensation Table on page 19 under the caption “Bonus,” a potential award under the 1996 Stock Option Plan (the “Stock Option Plan”), which was approved by the stockholders at the 1996 Annual Meeting, and an award of restricted stock for certain key officers, which is shown in the Summary Compensation Table under the caption “Long-Term Compensation—Restricted Stock Awards.” For officers other than himself, Mr. McGrath made recommendations to the Committee regarding salaries, any awards under the Executive Incentive Plan, any grants under the Stock Option Plan and any Restricted Stock Awards. The Committee considered these recommendations in the officer compensation it proposed to the Board. The Committee initiates the recommendations that are made to the Board with respect to Mr. McGrath’s salary, any award under the Executive Incentive Plan and any grants the Committee makes to him under the Stock Option Plan or any Restricted Stock Award. O&R’s Board establishes the goals and awards under O&R’s ATIP plan.

Individual performance is the primary factor considered in determining base salary, within a range appropriate to that individual’s position, although in some cases corporate performance may also be relevant to base salary determinations. Awards under the Executive Incentive Plan are based on both individual and corporate performance. Grants under the Stock Option Plan are based on individual performance and on an assessment of the individual’s responsibility for the success and growth of the Company and its subsidiaries. Base salary ranges are identified for the officers with reference to salaries paid by other utilities and industry in general, as reflected in surveys by compensation consulting firms. In addition, an attempt is made to assure internal equity by maintaining appropriate salary relationships. Increases for individuals are based on the current salary’s relationship to the range for the position (but not to any specific level within the range) and the individual’s performance with respect to the requirements of the individual’s position.

In considering the level of Mr. McGrath’s compensation, the Committee reviewed surveys of the total compensation, including base salary and incentive compensation, paid to the chief executive officers of other large utilities with revenues exceeding $8 billion, a comparison based on a compensation consultant’s analysis developed from a survey of the compensation paid to chief executive officers in 92 energy industry companies and a comparison based on chief executive officer compensation data from a survey of comparably sized general industry companies. The Committee does not target Mr. McGrath’s compensation to any specific level within the ranges of compensation paid by these comparison techniques but uses the surveys as references. The utilities included in the surveys referred to in this paragraph and the previous paragraph are some but not all of the utilities included in the Standard & Poor’s (“S&P”) Electric Utilities Index shown on the performance graph on page 27. None of the non-utility companies in the surveys are in the Index.

The Committee believes that an evaluation of corporate performance must take into account many factors affecting the Company’s operations, over some of which management has total or considerable control and over others of which it has little or no control. In this context, the Committee looks not only at current reported financial operating results and financial condition (as reflected in such factors as earnings per share and return on common equity), but also at a wide range of other information relating to the quality of service provided to customers, the efficiency of operations, the development and management of personnel and the effectiveness of management’s efforts to strengthen the Company for the future. In recommending the base salaries or awards under the Executive Incentive Plan or grants under the Stock Option Plan and in making the awards of Restricted Stock, the Committee does not have a predetermined list of criteria nor does it have a formula for weighing or applying the criteria the Committee members consider. The process is neither arithmetic nor formulaic, but judgmental.

2002 Base Salary Determinations—In 2002 individual performance and overall compensation ranges relevant to officers were the factors considered by the Executive Personnel and Pension Committee in determining the base salaries recommended for such individuals.

2002 Executive Incentive Plan Awards—Each year under the Executive Incentive Plan, a maximum fund is established by the Committee, subject to the approval of the Board, based on the salaries of the eligible participants at the end of the prior year. This maximum fund may not exceed three quarters of one percent of Con Edison of New York’s net income for common stock for the year. The Committee, subject to approval by the Board, may make awards to eligible executives based on their performance during the year. Payment of one-third of the award is deferred for five years and is subject to forfeiture in certain circumstances. Portions of awards that are required to be deferred are treated during the mandatory deferral period as if the portions were invested in the Company’s common stock and are credited with dividend equivalents and credited or debited for increases or decreases in the market value of an equivalent number of shares.

In recommending the amount awarded under the Executive Incentive Plan for year 2002, the Committee considered the following financial factors for 2002: earnings per share for 2002 in comparison to the budget and 2001 earnings per share; earnings available for common stock for 2002 in comparison to the budget and 2001 earnings; the increase in the Company’s common stock price compared to the S&P 500 stock index and the S&P electric utilities index; the total market return on the Company’s common stock for 2002; the rate of return on shareholders’ equity in 2002 compared to 2001; the total average annual return on the Company’s common stock for the five-year period ending December 31, 2002 compared to the average for the S&P electric utilities index; the increase in the Company’s dividend of 0.9% in 2002 compared with an average increase of 1.2% for 29 of the 54 largest electric companies that did not decrease or eliminate their dividends at any time in the past decade and the continued strength of the Company’s credit quality, with senior unsecured debt ratings of A-1 by Moody’s and A+ by Standard and Poor’s.

The Committee also considered additional factors, including the following: the exceptional performance of the electric and gas systems in meeting the demands of the 2002 Summer peaks; planning for future load growth and reliability; continued exceptional operational performance such as the reduction in electric feeder restoration times and the rapid restoration of the high voltage transmission tie between Long Island and Queens; the completion of the Seaport Substation and associated infrastructure in an unparalleled amount of time; the Company’s continuing efforts in repairing the extensive damage caused to the system by the September 11, 2001 attack on the World Trade Center; the recognition of the Company’s overall outstanding performance being named “Energy Company of the Year” by Platts/BusinessWeek, “Utility Company of the Year” by the Electric Light and Power Magazine and the most reliable utility in North America by PA Consulting Group; the Company’s continuing exceptional performance in the areas of environmental excellence as recognized by the presentation of two awards from the United States Environmental Protection Agency and safety as evidenced by the 16% overall reduction in recordable injuries as compared to 2001 and the Company’s continued commitment to a diverse workforce resulting in the presentation of a number of honors including being named as one of Fortune Magazine’s “Best Companies for Minorities.”

Based on the Committee’s review of the Company’s performance in 2002, as reflected in the factors mentioned above, for 2002 the Committee recommended, and the Board approved, that the total amount awarded under the Executive Incentive Plan to all participants as a group be 92% percent of the target amount provided by the plan.

CEO Compensation—With respect to both the base salary and the Executive Incentive Plan award for 2002 to Mr. McGrath and the Stock Option grant and Restricted Stock Award made to him in 2002, the Committee considered among other things, the Company’s good financial and operating results; the Company’s financial condition; Mr. McGrath’s leadership role in addressing issues affecting the Company and the utility industry in general; his continuing commitment to diversity in the work force; the Company’s recognized progress in achieving the goal of environmental excellence; and the compensation levels of the chief executive officers of the other companies included in the compensation surveys referred to on page 20.

I.R.S. Limitations on Deductibility of Executive Compensation—Federal law restricts the deductibility, for federal income tax purposes, of certain executive compensation above a specified threshold. In 2002, a portion of Mr. McGrath’s compensation exceeded the threshold. In the Committee’s judgment, the non-deductibility of the compensation is not material. The Committee intends to take into account these tax law provisions in structuring the Company’s executive compensation in future years.

New Long Term Incentive Plan—the Committee has considered, and the full Board has authorized, a new stock-based long term incentive plan that is being submitted to the Company’s stockholders for approval at the Annual Meeting in May 2003.

The Executive Personnel and Pension Committee

Richard A. Voell (Chair)

Vincent A. Calarco

George Campbell, Jr.

Michael J. Del Giudice

Sally Hernandez-Piñero

Employment Contracts and Termination of Employment

and Change in Control Arrangements

Employment Contracts

The Company has entered into employment agreements (the “Employment Agreements”) with Messrs. McGrath, Burke and McMahon and Ms. Freilich, four of the officers named in the Summary Compensation Table.

Each Employment Agreement provides that the officer will serve in the positions shown on the Summary Compensation Table. Mr. McGrath and Ms. Freilich’s agreements provide that the Board shall nominate each of them for re-election to the Board of Directors through the term of their agreements. The initial employment periods of the agreements continue until August 31, 2005. The initial employment period in each agreement will be automatically extended for one-year periods unless either party terminates the agreement on six months’ prior notice. Mr. McGrath’s agreement may not be automatically extended more than twice. Each Employment Agreement provides for an annual base salary and provides that the Executive Personnel and Pension Committee will review the salaries at least annually for possible increase. The current salaries payable under the agreements are the following: Mr. McGrath—$1,333,000; Ms. Freilich—$520,000; Mr. Burke—$490,000; and Mr. McMahon—$510,000. The agreements also provided for restricted stock awards, which are shown in the Summary Compensation Table. Mr. McGrath’s agreement also provides for supplemental term life insurance, the premiums for which are included in the Summary Compensation Table.

The employment periods under the Employment Agreements may also be ended by the Company for “cause,” as defined in the agreements, or without cause. Mr. McGrath may end his employment period with or without “good reason” as defined in his agreement. The other officers may end their employment periods without “good reason” or, following a “change in control,” with “good reason,” as such terms are defined in the agreements. If Mr. McGrath is terminated other than for “cause,” death or disability or he resigns for “good reason,” or if the other officers are terminated prior to a “change in control” other than for “cause,” death or disability, the officer will receive: (i) a lump sum equal to the officer’s target award under the Company’s Executive Incentive Plan, prorated through the termination date; (ii) a lump sum equal to two times the sum of the officer’s annual salary and target award under the Executive Incentive Plan; (iii) a lump sum equal to the net present value of two years additional service credit under the Company’s pension plans (assuming compensation at the officer’s annual salary and target award); (iv) continued participation in the Company’s health and life insurance plans for two years following termination and (v) two years additional service credit toward eligibility for (but not for commencement of) retiree benefits. In addition, stock options will fully vest. In the event such a termination occurs after a “change in control,” the “two” becomes a “three” in clauses (ii), (iii), (iv) and (v) above. In addition, the officer would receive a gross-up for excise taxes, if any, due under the Internal Revenue Code on any termination payments. If the Company terminates Mr. McGrath’s employment without “cause,” or he terminates his employment for “good reason,” or he dies or becomes disabled, any unvested restricted stock units become fully vested on termination of employment. If the other officers die or become disabled, or if, following a “change in control,” the Company terminates their employment without “cause,” or the officer terminates his or her employment for “good reason,” any unvested restricted stock units become fully vested on termination of employment. The restricted stock agreement the Company has with Mr. Bram provides that his restricted stock units would also vest in the circumstances described in the immediately preceding sentence.

The Employment Agreements provide that the officers are prohibited from competing with or recruiting employees from the Company or its subsidiaries or affiliates for two years after termination of employment, other than following a “change in control.”

Severance Plan

The Company has a severance plan to provide officers of Consolidated Edison, Inc., and certain officers of its subsidiaries, including the officer listed in the Summary Compensation Table who is not covered by an employment agreement, certain benefits in the event their employment is involuntarily terminated by the Company without “cause,” at any time. Enhanced severance benefits (as described below) would be payable if within two years following a “change of control,” the officer is involuntarily terminated, other than for “cause,” or the officer resigns for “good reason” (all such terms as defined in the plan). For an involuntary termination of employment before a “change of control,” benefits under the plan include: (i) a lump sum equal to the officer’s target award under the Executive Incentive Plan, prorated through the termination date; (ii) a lump sum equal to one times the sum of the officer’s annual salary and target award under the Executive Incentive Plan; (iii) a lump sum payment equal to the net present value of one additional year’s service credit under the Company’s pension plans (assuming compensation at the officer’s annual salary and target award); (iv) one year’s additional service credit toward eligibility for (but not for commencement of) retiree benefits; (v) continued participation for one year in the Company’s health and life insurance plans and (vi) outplacement services for one year. In the event the involuntary termination occurs or the officer resigns for “good reason” after a “change of control,” the “one” becomes a “two” in clauses (ii), (iii), (iv) and (v) above. Payments under the plan are subject to reduction if the reduction would result in greater after-tax proceeds to the officer than if full payments were made and were subject to taxation to the officer as an “excess parachute payment” under Section 4999 of the Internal Revenue Code.

Stock Options

The purpose of the Stock Option Plan, which provides for granting options to purchase shares of the Company’s Common Stock, is to promote the interests of the Company and its stockholders by providing long term incentives to those persons with significant responsibility for the success and growth of the Company and its subsidiaries, by strengthening their ability to attract and retain officers and other employees, and by aligning the interests of such persons with those of the Company’s stockholders by facilitating their purchase of an equity interest in the Company. All grants of stock options outstanding under the Stock Option Plan have a term of 10 years from date of grant and an exercise price equal to 100 percent of fair market value on the date of grant. The stock options are non-transferable and become exercisable three years after the date of grant. The Stock

Option Plan provides that the exercise price cannot be reduced. In the event of a change in control of the Company, the Executive Personnel and Pension Committee of the Board may provide for appropriate adjustments including accelerating any exercisability or expiration dates, and settlements of options either at the time the option is granted or at a subsequent date.

Option Grants In Last Fiscal Year (2002)

Name	Number of Shares Underlying Options Granted	% of Total Options Granted to Employees in 2002	Exercise or Base Price	Expiration Date	Grant Date Present Value(1)
Eugene R. McGrath	250,000	15.8%	$42.51	4/18/12	$1,592,000
Kevin Burke	60,000	3.8%	$42.51	4/18/12	$382,200
Joan S. Freilich	50,000	3.2%	$42.51	4/18/12	$318,500
John D. McMahon	50,000	3.2%	$42.51	4/18/12	$318,500
Stephen B. Bram	50,000	3.2%	$42.51	4/18/12	$318,500

(1)	The grant date present values were calculated using the Black-Scholes option-pricing model applied as of the grant date, April 18, 2002. The values generated by this model depend upon the following assumptions: an expected life of six years after the grant date, a constant dividend yield on the underlying stock of 5.22 percent, an assumed annual volatility of the underlying stock of 21.43 percent; and a risk-free rate of return for the option period of 5.08 percent. The market value on the grant date is the closing price of the Common Stock on the day preceding the grant date. No assumptions were made regarding restrictions on vesting or the likelihood of vesting.

Aggregated Option Exercises In Last Fiscal Year (2002)

And Fiscal Year-End Option Values (12/31/02)

	Number of Shares Acquired on Exercise	Value Realized	Number of Shares Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In the Money Options at Fiscal Year End(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Eugene R. McGrath	70,000	$1,006,657	390,000	600,000	$810,425	$2,639,500
Kevin Burke	0	0	60,000	130,000	$313,420	$478,500
Joan S. Freilich	0	0	104,000	130,000	$448,030	$631,100
John D. McMahon	0	0	26,000	130,000	$53,045	$631,100
Stephen B. Bram	0	0	64,000	105,000	$340,040	$373,100

(1)	Represents the difference between the market price of the Company’s Common Stock and the exercise price of the options at 12/31/02. The amounts may not be realized. Actual values, if any, will be realized at the time of any exercise.

Pension Plans

The following table shows, for the salary levels and years of service indicated, the annual pension benefit payable commencing at age 65 under the Consolidated Edison Retirement Plan, a funded, tax-qualified, defined benefit pension plan, and Con Edison of New York’s Supplemental Retirement Income Plan, an unfunded, non-qualified plan (together referred to as the “Plans”), as supplemented in the case of Mr. McGrath by his employment agreement. CEI does not have a separate supplemental pension plan.

Final Average Salary	Years of Service
	15	20	25	30	35	40	45
$ 50,000	$11,250	$15,000	$19,000	$24,000	$25,250	$26,500	$27,750
$ 100,000	$23,183	$30,910	$39,138	$49,365	$51,865	$54,365	$56,865
$ 200,000	$50,933	$67,910	$85,888	$107,865	$112,865	$117,865	$122,865
$ 300,000	$78,683	$104,910	$132,638	$166,365	$173,865	$181,365	$188,865
$ 400,000	$106,433	$141,910	$179,388	$224,865	$234,865	$244,865	$254,865
$ 500,000	$134,183	$178,910	$226,138	$283,365	$295,865	$308,365	$320,865
$ 600,000	$161,933	$215,910	$272,888	$341,865	$356,865	$371,865	$386,865
$ 700,000	$189,683	$252,910	$319,638	$400,365	$417,865	$435,365	$452,865
$ 800,000	$217,433	$289,910	$366,388	$458,865	$478,865	$498,865	$518,865
$ 900,000	$245,183	$326,910	$413,138	$517,365	$539,865	$562,365	$584,865
$1,000,000	$272,933	$363,910	$459,888	$575,865	$600,865	$625,865	$650,865
$1,500,000	$411,683	$548,910	$693,638	$868,365	$905,865	$943,365	$980,865
$2,000,000	$550,433	$733,910	$927,388	$1,160,865	$1,210,865	$1,260,865	$1,310,865
$2,500,000	$689,183	$918,910	$1,161,138	$1,453,365	$1,515,865	$1,578,365	$1,640,865
$3,000,000	$827,933	$1,103,910	$1,394,888	$1,745,865	$1,820,865	$1,895,865	$1,970,865

The Plans provide pension benefits based on: (i) the participant’s highest average salary for 60 consecutive months within the 120 consecutive months prior to retirement (“final average salary”), (ii) the portion of final average salary in excess of the Social Security taxable wage base in the year of retirement and (iii) the participant’s length of service. For purposes of the Plans, a participant’s salary for a year is deemed to include any award under the Executive Incentive Plan (See “Report on Executive Compensation” above) for that year; provided that the portions of awards that are required to be deferred will not be included in the pension calculation if such portions are forfeited in accordance with the plan. Participants in the Plans whose age and years of service equal 75 are entitled to an annual pension benefit for life, payable in equal monthly installments. Participants may earn increased pension benefits by working additional years. Benefits payable to a participant who retires between ages 55 and 59 with less than 30 years of service are subject to a reduction of 1½ percent for each full year of retirement before age 60. Early retirement reduction factors are not applied to pensions of employees electing retirement at age 55 or older with at least 30 years of service. However, benefits payable on the portion of final average salary in excess of the Social Security taxable wage base to a participant who retires before age 65 are subject to IRS reduction factors. The years of service covered by the Plans are for: Mr. McGrath, 40 years; Mr. Burke, 30 years; Ms. Freilich, 25 years; Mr. McMahon, 26 years and Mr. Bram 40 years.

Current compensation rates covered by the Plans for Messrs. McGrath, Burke, McMahon and Bram and Ms. Freilich are approximately equal to the sum of the amounts set forth under the captions “Salary” and “Bonus” in the Summary Compensation Table on page 19. The Plans provide an annual adjustment equal to the lesser of 3% or ¾ of the annual increase in the Consumer Price Index to offset partially the effects of inflation.

Mr. McGrath’s agreement provides that under certain circumstances, if he elects upon termination of his employment to defer the commencement of his pension as permitted by the Plans, the Company will accrue and later pay with interest the amounts that Mr. McGrath would have been entitled to receive under the Plans during the deferral period, as supplemented by his agreement.

Equity Compensation Plan Information

The following table summarizes CEI’s equity compensation plans as of December 31, 2002:

Equity Compensation Plan Information (as of December 31, 2002)

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	6,797,651	$39.506	2,243,300
Equity compensation plans not approved by security holders	* 556,921	n/a	n/a

Total	7,354,572	$39.506	2,243,300

*	Pursuant to employment agreements, effective September 2000, certain senior officers of CEI and its subsidiaries were granted an aggregate of 350,000 restricted stock units. In June 2002, an additional 150,000 restricted stock units were granted to certain senior officers of CEI and its subsidiaries. The units, each of which represents the right to receive one share of CEI common stock and related dividends, vest ratably through August 2005 or immediately upon the occurrence of certain events. In addition, included in this figure are stock units granted to non-employee Directors pursuant to the Deferred Stock Plan described on page 9. There is no exercise price for these restricted stock units.

Performance Graph

The following performance graph compares the Company’s cumulative total stockholder return on its Common Stock for a five year period (December 31, 1997 to December 31, 2002) with the cumulative total return of the Standard & Poor’s Electric Utilities Index and the Standard & Poor’s 500 Stock Index.

Comparison of Five Year Total Cumulative Return*

Source: Standard & Poor’s

Years Ending
Company/Index	1997	1998	1999	2000	2001	2002
Consolidated Edison Inc.	100	135.06	92.63	110.63	122.69	137.32
S&P 500 Index	100	128.58	155.63	141.46	124.65	97.10
S&P Electric Utilities Index	100	116.44	97.35	149.76	124.63	105.86

*	Based on $100 invested at December 31, 1997, reinvestment of all dividends in equivalent shares of stock and market price changes on all such shares.

CERTAIN INFORMATION AS TO INSURANCE AND INDEMNIFICATION

No stockholder action is required with respect to the following information that is included to fulfill the requirements of Sections 725 and 726 of the Business Corporation Law of the State of New York.

Effective December 2, 2002, the Company purchased Directors and Officers (“D&O”) Liability insurance for a one year term providing for reimbursement, with certain exclusions and deductions, to: (a) CEI and its subsidiaries for payments they make to indemnify directors, trustees, officers and assistant officers of CEI and its subsidiaries, (b) directors, trustees, officers and assistant officers for losses, costs and expenses incurred by them in actions brought against them in connection with their acts in those capacities for which they are not indemnified by CEI or its subsidiaries and (c) CEI and its subsidiaries for any payments they make resulting from a securities claim. The insurers are: ACE Bermuda Insurance Ltd., Associated Electric & Gas Insurance Services Limited, Continental Casualty Company, Federal Insurance Company, Greenwich Insurance Company, Lumbermens Mutual Casualty Company, and Zurich American Insurance Company. The Company also purchased additional D&O insurance effective January 13, 2002 through December 2, 2003, from the RLI Insurance Company. The total cost of the D&O Liability insurance through December 2, 2003 was $2,249,850. The Company also purchased from National Union Fire Insurance Company of Pittsburgh, Pennsylvania, St Paul Mercury Insurance Company, Travelers Casualty & Surety Company of America, Vigilant Insurance Company, and Zurich American Insurance Company additional insurance coverage, for one year effective January 1, 2003, insuring the directors, trustees, officers and employees of CEI and its subsidiaries and certain other parties against certain liabilities which could arise in connection with the employee benefit plans of the Company and its subsidiaries. The cost of such coverage was $504,750.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

In order to be included in the proxy statement and form of proxy relating to the Company’s 2004 Annual Meeting, stockholder proposals must be received by the Company at its principal offices at 4 Irving Place, New York, New York 10003, Attention: Corporate Secretary, by December 9, 2003.

OTHER MATTERS TO COME BEFORE THE MEETING

Management intends to bring before the meeting only the election of Directors and Proposals Nos. 2 and 3 above and knows of no matters to come before the meeting other than the matters set forth herein. If other matters or motions come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote such proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the meeting.

Please vote, sign and date the enclosed proxy card and mail it promptly in the enclosed postage paid envelope, or vote your proxy by telephone or on the Internet in accordance with the instructions set forth on the proxy card. Your vote is important. Stockholders planning to attend the meeting but choosing not to return the proxy card should send a note requesting an admission ticket in the envelope provided.

By Order of the Board of Directors,

/s/    SADDIE L. SMITH

Secretary

New York, NY

April 7, 2003

Appendix A

Consolidated Edison, Inc.

Long Term Incentive Plan

Consolidated Edison, Inc.

Long Term Incentive Plan

ARTICLE 1.    INTRODUCTION

Section 1.1    Establishment.    Consolidated Edison, Inc. (the “Company”) terminated the Consolidated Edison Company of New York, Inc. Retirement Plan for Trustees (“Retirement Plan”) and the Consolidated Edison Inc. Restricted Stock Plan for Non-Employee Directors effective June 30, 2002, and, effective July 1, 2002, established the Consolidated Edison Inc. Deferred Stock Compensation Plan for Non-Officer Directors (“Deferred Stock Plan”) for those Directors of the Company who were not employees or officers of the Company. Effective as of the Stockholders’ Approval Date, the Deferred Stock Plan is merged into the Consolidated Edison Long Term Incentive Plan (the “Long Term Incentive Plan” or “Plan”). Each of the plans, other than the Long Term Incentive Plan, referred to in this paragraph is a “Prior Plan.” Benefits provided under the Retirement Plan to a director who was retired prior to June 30, 2002, and awards under a Prior Plan or pursuant to an agreement between an Officer and the Company remain effective unless the content herein explicitly states otherwise.

Section 1.2    Purpose.    The Long Term Incentive Plan is intended to advance the interests of the Company, and its shareholders by providing long-term incentives to those persons with significant responsibility for the success and growth of the Company; by strengthening the Company’s ability to attract and retain qualified persons of superior talent, ability and achievement to serve as Directors, Officers, and in other management positions and to promote their ownership of a greater equity interest in the Company, thereby aligning their interests more closely with the interests of the Company’s stockholders. The Plan also provides the ability to award long-term incentives that qualify for federal income tax deduction.

Section 1.3    Effective Date.    The Long Term Incentive Plan is effective as of the Stockholders’ Approval Date.

ARTICLE 2.    DEFINITIONS

“Adjusted EBIT” means EBIT after giving effect to any adjustments applicable pursuant to Section 11.1(d) at the time Business Criteria and Performance Target(s) are established for any Year or Years.

“Adjusted EPS” means EPS after giving effect to any adjustments applicable pursuant to Section 11.1(d) at the time Business Criteria and Performance Target(s) are established for any Year or Years.

“Adjusted Net Income” means Net Income after giving effect to any adjustments applicable pursuant to Section 11.1(d) at the time Business Criteria and Performance Target(s) are established for any Year or Years.

“Adjusted Operating Income” means Operating Income after giving effect to any adjustments applicable pursuant to Section 11.1(d) at the time Business Criteria and Performance Target(s) are established for any Year or Years.

“Adjusted Operating Revenues” means Operating Revenues after giving effect to any adjustments applicable pursuant to Section 11.1(d) at the time Business Criteria and Performance Target(s) are established for any Year or Years.

“Adjusted Return on Assets” means Return on Assets after giving effect to any adjustments applicable pursuant to Section 11.1(d) at the time Business Criteria and Performance Target(s) are established for any Year or Years.

“Adjusted Return on Equity” means Return on Equity after giving effect to any adjustments applicable pursuant to Section 11.1(d) at the time Business Criteria and Performance Target(s) are established for any Year or Years.

“Affiliate” means any company which is a member of a controlled group of corporations (as defined in Code Section 414(b)) which also includes as a member the Company; any trade or business under common control (as defined in Code Section 414(c)) with the Company; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code Section 414(m)) which includes the Company; and any other entity required to be aggregated with the Company pursuant to regulations under Code Section 414(o).

“Annual Meeting” means the annual meeting of the stockholders of the Company.

“Award” means individually or collectively, Stock Units, Restricted Stock, Stock Options, Performance Units, Performance-Based Restricted Stock, Stock Appreciation Rights, or Dividend Equivalents, granted under this Plan.

“Board” means the Board of Directors of the Company.

“Business Criteria” means any one or any combination of Net Income, Adjusted Net Income, Return on Equity, Adjusted Return on Equity, Return on Assets, Adjusted Return on Assets, Total Shareholder Return, Common Stock Fair Market Value, EBIT, Adjusted EBIT, EPS, Adjusted EPS, Operating Revenue, Adjusted Operating Revenue, Operating Income or Adjusted Operating Income.

“CECONY” means Consolidated Edison Company of New York, Inc.

“Change in Control” means the occurrence of any of the following events:

(i)    any “person” (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is or becomes the beneficial owner within the meaning of Rule 13d-3 under the Exchange Act (a “Beneficial Owner”), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its Affiliates) representing 20% or more of the combined voting power of the Company’s then outstanding securities, excluding any person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below; or

(ii)    the following individuals cease for any reason to constitute a majority of the numbers of directors of the Company then serving: individuals who, on the effective date of this Plan, constitute the Board and any new director (other than a director whose initial assumption of office was as a result of an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the effective date of this Plan or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)    there is consummated a merger or consolidation of the Company or any direct or indirect wholly-owned subsidiary of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)    the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 75% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the Beneficial Owners of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

“Code” means the Internal Revenue Code of 1986, as amended from time to time. Reference in the Plan to any section of the Code will be deemed to include any amendments or successor provisions to such section and any regulations promulgated thereunder.

“Committee” means either the Executive Personnel and Pension Committee with respect to Employee Participants and Officer Participants or the Corporate Governance and Nominating Committee with respect to Director Participants.

“Company” means Consolidated Edison, Inc., its successors or assigns.

“company” means the Company and/or its Affiliates.

“Common Stock” means the Company’s common shares, $.10 par value per share.

“Corporate Governance and Nominating Committee” means the Corporate Governance and Nominating Committee of the Board, or such other committee as may be appointed by the Board to administer the Plan with respect to Directors.

“Date of Grant” means the date on which the Committee authorizes the granting of an Award or such later date as may be specified by the Committee in such authorization.

“Deferral Election Form” means a written election to defer cash distribution of dividend equivalents, and/or to defer Director’s Compensation pursuant to the terms of the Plan.

“Deferred Stock Plan” means the Consolidated Edison, Inc. Deferred Stock Compensation Plan for Non-Officer Directors.

“Director” means a member of the Board or of the board of directors or analogous governing body of an Affiliate, who is not also an officer or employee of the Company or any of its Affiliates.

“Director Participant” means a person who was a Director of the Company on July 1, 2002 or who becomes a Director thereafter, until his or her termination of service.

“Director’s Compensation” means all or part of any board and committee chair retainer, and board and committee meeting fees payable to a Director in his or her capacity as a Director. Director’s Compensation shall not include any expenses paid directly to the Director through reimbursement.

“Disability” means an inability to work in any gainful occupation for which the person is reasonably qualified by education, training or experience, because of a sickness or injury for which the person is under a doctor’s care.

“Distribution Election Form” means a written election to distribute Stock Units pursuant to the terms of the Plan.

“Dividend Equivalent” means an Award granted under Section 7.7 or Article 13.

“Dividend Payment Date” means any date on which the Company pays any dividend on outstanding Shares.

“EBIT” for any Year means the consolidated earnings before income taxes of a company, as reported in the consolidated financial statements of a company for the Year.

“Effective Date” means the Stockholders’ Approval Date.

“Eligible Employee” means an employee of the Company or an Affiliate who is not an Officer and is designated an Eligible Person by the Committee.

“Eligible Person” means any person who satisfies all of the requirements of Article 5.

“Employee Participant” means an Eligible Employee who is a Participant in the Plan.

“EPS” for any Year means diluted earnings per share of a company, as reported in a company’s consolidated financial statements for the Year.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time and the rules and regulations promulgated thereunder.

“Executive Personnel and Pension Committee” means the Executive Personnel and Pension Committee of the Board or such other Committee as may be appointed by the Board to administer the Plan with respect to Officers and Eligible Employees. It is the intent of the Company that the Executive Personnel and Pension Committee shall consist of not less than the minimum number of persons from time to time required by Rule 16b-3 under the Exchange Act and Section 162(m) of the Code, each of whom, to the extent necessary to comply with Rule 16b-3 and Section 162(m), is a “Non-Employee Director” and an “Outside Director” within the meaning of such Rule 16b-3 and Section 162(m), respectively; provided that the failure of any member of the Committee to meet such qualifications will not invalidate any action, decision or determination of the Committee.

“Exercise Period” means the period or periods during which a Stock Appreciation Right is exercisable as described in Article 12.

“Fair Market Value” means, as of any specified date, the closing price of a Share in the Consolidated Reporting System as reported in the Wall Street Journal or in a similarly readily available public source for the trading day immediately prior to the applicable transaction date under the Plan. If no trading of Shares occurred on such date, the closing price of a Share in such System as reported for the preceding day on which sales of Shares occurred shall be used.

“Grant” means a grant of an Award under this Plan.

“Immediate Relative” means a spouse, child, parent or sibling, including adoptive relationships.

“Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Code.

“Net Income” for any Year means the consolidated net income of a company, as reported in the consolidated financial statements of a company for the Year.

“Non-Qualified Option” means an option granted under the Plan to purchase Shares and which is not intended to qualify as an Incentive Stock Option.

“Officer” means an employee of the Company or an Affiliate who is designated an “officer” of that company.

“Officer Participant” means an Officer who is a Participant in the Plan.

“Operating Income” for any Year means the consolidated operating income of a company, as reported in the consolidated financial statements of a company for the Year.

“Operating Revenues” for any Year means the consolidated operating revenues of a company, as reported in the consolidated financial statements of a company for the Year.

“Option” or “Stock Option” means collectively a Non-Qualified Option or an Incentive Stock Option granted under Article 9.

“Option Period” or “Option Periods” means the period or periods during which an Option is exercisable as described in Article 9.

“Participant” means an Eligible Person who has been granted an Award under this Plan.

“Pension Plan” means the Consolidated Edison, Inc. Retirement Plan as it may be amended from time to time.

“Performance-Based Restricted Stock” means a Restricted Stock Award for which the Committee, in determining the amount of payout, will take into account the Performance Targets.

“Performance Period” means the fiscal year of a company or any other period designated by the Committee with respect to which an Award may be granted.

“Performance Target(s)” means the specific objective goal or goals that are timely set in writing by the Committee pursuant to Section 11.1(b) for each Participant for the applicable Performance Period in respect of any one or more of the Business Criteria.

“Performance Unit” means a unit of measurement equivalent to such amount or measure as defined by the Committee, which may include, but is not limited to, dollars, market value shares, or book value shares.

“Plan” means the Consolidated Edison, Inc. Long Term Incentive Plan, as it may be amended from time to time.

“Plan Administrator” means, as set forth in Article 4, the Committee.

“Restricted Stock” means Shares issued in the name of a Participant that bears a restrictive legend, or otherwise are subject to restrictions, prohibiting sale, transfer, pledge or hypothecation of the Shares until the expiration of the Restriction Period.

“Restriction Period” means the period during which a Participant is prohibited from selling, transferring, pledging or assigning Restricted Stock.

“Retirement” means, for Officers and Eligible Employees, resignation on or after age 55 with at least 10 years of service; for Directors, resignation after at least 10 years of service.

“Return on Assets” means Net Income divided by the total assets of a company at the end of the 12-month period, as reported by a company in its consolidated financial statements.

“Return on Equity” means Net Income divided by the average of the common shareholders’ equity of a company during the 12-month period, as reported by a company in its consolidated financial statements.

“Securities Act” means the Securities Act of 1933 as amended from time to time and the rules and regulations promulgated thereunder.

“Service” means a Director’s service on the Board and an Officer’s or Eligible Employee’s period of accredited service as defined in the Pension Plan for employees of CECONY.

“Shares” means a share of Common Stock.

“Stock Appreciation Rights” mean rights to the settlement in cash, Shares or a combination thereof, of the excess of the Fair Market Value of Shares subject to such rights on the date of exercise over their Fair Market Value on the date of the Grant granted pursuant to an Award under Article 12.

“Stockholders’ Approval Date” is the date of the Annual Meeting at which the Company’s stockholders approve the Plan.

“Stock Option Plan” means the Consolidated Edison Inc. 1996 Stock Option Plan as amended and restated on February 24, 1998.

“Stock Units” means an unsecured obligation of the Company that is intended to represent the economic equivalent of one Share and is the units in which a “Stock Unit Account” is denominated.

“Stock Unit Account” means the bookkeeping accounts established by the Company pursuant to Article 7 or Article 8.

“Substitute Award” means an Award granted in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, upon assumption of, or in substitution for, outstanding awards previously granted by a corporation or other entity.

“Termination” means resignation or discharge from employment for an Officer Participant or Employee Participant, except in the event of death, Disability, or Retirement or termination of Service for a Director Participant.

“Total Shareholder Return” means the sum of the change in the Fair Market Value of the Common Stock plus the value of reinvested dividends and cash equivalents, over a Performance Period.

“Voluntary Deferral of Director’s Compensation” means the Stock Units resulting from deferrals of Director’s Compensation as further defined in Article 7.

“Year” means a fiscal year of a company commencing on or after January 1, 2003 that constitutes all or part of an applicable Performance Period.

ARTICLE 3.    STOCKHOLDER APPROVAL AND DURATION

Section 3.1    Stockholder Approval.    The Plan will be submitted for approval by the Company’s stockholders at the 2003 Annual Meeting. Approval of the Plan by a majority of the Shares voting on the proposal shall constitute Stockholder Approval.

Section 3.2    Period for Grants of Awards.    Awards may be made as provided herein for up to a period of 10 years after the Stockholders’ Approval Date.

Section 3.3    Termination.    The Plan will continue in effect until all matters relating to the payment of outstanding Awards and administration of the Plan have been settled.

ARTICLE 4.    ADMINISTRATION

Section 4.1    Plan Administrator.    The Executive Personnel and Pension Committee of the Board shall be the Plan Administrator for Officers and Eligible Employees, unless the Board designates itself or another committee to administer the Plan with respect to Officers and Eligible Employees. The Corporate Governance and Nominating Committee of the Board shall be the Plan Administrator for Directors, unless the Board designates itself or another committee to administer the Plan with respect to Directors.

Section 4.2    Duties of the Plan Administrator.    Except as may be limited by law, the Company’s Certificate of Incorporation, the Company’s by-laws or the Plan, the Plan Administrator shall have full and final power and authority (except as specified otherwise herein) to determine all questions, and to interpret and apply the terms and conditions of the Plan pursuant to which Awards are granted, exercised or forfeited under the Grant or Plan provisions, and, in general, to make all rules, regulations and other determinations which may be necessary or advisable for the administration of the Plan to achieve its stated purpose. Without limiting the generality of the foregoing, the Plan Administrator may modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided, however, that, except as provided in Section 6.4 of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the Participant, and provided, further, that no modification, amendment or substitution that results in repricing a Stock Option to a lower exercise price, other than to reflect an adjustment made pursuant to Section 6.4, shall be made without prior stockholder approval). The Plan Administrator may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Awards in the manner and to the extent the Plan Administrator deems necessary or desirable to carry it into effect. In no event, however, shall the Plan Administrator have the right to cancel outstanding Options for the purpose of replacing or regranting such Options with an exercise price that is less than the exercise price of the original Option.

Section 4.3    Decisions Binding.    The Plan Administrator’s determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and any agreements evidencing such Awards) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. All determinations of the Plan Administrator shall be final, conclusive and binding on all parties including the Company, its stockholders, Participants, their respective estates and beneficiaries and not subject to further appeal.

Section 4.4    Delegation.    To the extent permitted by law, the Committee shall have the authority to delegate its administrative duties under the Plan as it may deem advisable to one or more of its members or to any Officers or Directors of the Company or its Affiliates; provided that the Plan Administrator may not delegate its authority to amend or terminate the Plan. The selection, grant and establishment of the terms of Awards remain the duties of the Committee, except that the full Board must approve any Awards to Directors.

ARTICLE 5.    ELIGIBILITY AND PARTICIPATION

Section 5.1    Officer or Eligible Employee.    Each Officer or Eligible Employee of the Company and its Affiliates may be designated by the Executive Personnel and Pension Committee as an Eligible Person, from time to time, with respect to one or more Awards subject to the limitations set forth in Sections 6.1 and 6.2. An Eligible Person who is an Officer or Eligible Employee becomes a Participant on the date of the granting of an Award; provided, however, that an Eligible Person is actively employed on the date of the Grant. The Committee may also grant Awards to individuals in connection with hiring as an officer or employee, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate; provided, however, that such Awards shall not become vested or exercisable prior to the date the individual first commences performance of such services.

Section 5.2    Director.    Any person who was a Director of the Company on July 1, 2002, or who becomes one thereafter shall be eligible to receive a benefit under the Plan. Any non-employee Director of the Company’s Affiliates may also be designated by the Corporate Governance and Nominating Committee to receive an Award under the Plan. An Eligible Person who is a Director becomes a Participant on the date of the granting of an Award, provided he or she is providing Service on the date of the Grant as a member of the Board.

Section 5.3    General.    In determining the Eligible Persons to whom Awards are to be granted and the number of Shares subject to each Award, the Committee shall take into consideration the Eligible Person’s present and potential contribution to the success of the Company or an Affiliate and such other factors as the Executive Personnel and Pension Committee may deem proper and relevant.

ARTICLE 6.    SHARES SUBJECT TO PLAN

Section 6.1    Grant of Awards and Limitation of Number of Shares Awarded.    The Committee may, from time to time, grant Awards to one or more Eligible Persons, provided that subject to any adjustment pursuant to this Article 6, the aggregate number of Shares subject to Awards that may be delivered under this Plan may not exceed ten million (10,000,000) Shares. The maximum number of Shares that may be issued in conjunction with Stock Units under Articles 7 or 8, Restricted Stock Awards under Article 10 and Performance-Based Restricted Stock or Performance Unit Awards under Article 11 shall in the aggregate be four million (4,000,000).

Section 6.2    Individual Limitations.    The aggregate number of Shares that may be covered by Awards granted to an individual Eligible Person shall not exceed 1,500,000 Shares.

Section 6.3    Type of Shares.    Shares delivered by the Company may include, in whole or in part, authorized and unissued Shares, reacquired Shares, treasury Shares, or Shares that the Company may cause to be purchased on the open market (including private purchases) to satisfy its obligations under the Plan in accordance with applicable securities laws.

Section 6.4    Dilution and Other Adjustments.    In the event of any change in the number of outstanding Shares or Share price by reason of any stock split, stock dividend, recapitalization, merger, consolidation, reorganization, combination or exchange of equity securities or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other similar change or corporate transaction or event that affects Shares, if the Committee shall determine, in its sole discretion, that such change equitably requires an adjustment to the limitations on the number of Shares that may be delivered under the Plan as set forth in Section 6.1, in the number or kind of Shares that may be delivered under the Plan, or in the number or kind of Shares which are subject to outstanding Awards and in the exercise price per Share relating thereto, such adjustment to prevent dilution or enlargement of Participants’ rights under the Plan shall be made by the Committee in a manner that is proportionate to the change to the Shares and is otherwise equitable, and shall be conclusive and binding for all purposes of the Plan. Additional Shares issued to a Participant as the result of any such change shall bear the same restriction as the Shares to which they relate.

Section 6.5    Adjustment to Maximum for Forfeited, Cancelled, Terminated or Expired Shares.    Any Shares covered by an Award (or portion of an Award) granted under the Plan that is forfeited, cancelled, terminated or expired without being exercised in whole or in part, or settled in cash, including settlement of tax withholding obligations using Shares shall be deemed not to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan and new Awards may be granted covering the Shares under such forfeited, cancelled, terminated, expired, or settled in cash Award. Likewise, if any Option granted under the Plan is exercised by tendering Shares to the Company as full or partial payment for such exercise under the Plan, only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. In addition, any Shares underlying Substitute Awards shall not be counted in determining the number of Shares that remain available for delivery under the Plan.

Section 6.6    Deferral of Award.    The Plan Administrator may permit or require a recipient of an Award to defer all or part of such individual’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If such payment deferral is required or permitted, the Plan Administrator shall, in its sole discretion, establish rules and procedures for such payment deferrals.

ARTICLE 7.    STOCK UNIT GRANTS TO DIRECTOR PARTICIPANTS

Section 7.1    In General.    This Article 7 only applies to Director Participants who are members of the Board of Consolidated Edison Inc., at the time the grant is made.

Section 7.2    Initial Account Balance.    The Retirement Plan was terminated effective June 30, 2002. Each Director who was a participant in the Retirement Plan prior to June 30, 2002, and who became a Participant in the Deferred Stock Plan on July 1, 2002, was granted Stock Units equal to the net accrued value of his or her benefit under the Retirement Plan as of June 30, 2002, as determined by the Company and an additional grant of 400 Stock Units. As of the Effective Date, these Directors became Director Participants in this Plan and these Director Participants have no rights or entitlements whatsoever to any benefits under the Retirement Plan and their rights under the Deferred Stock Plan are incorporated into this Plan.

Section 7.3    Annual Grants.    Each Director Participant will be granted 1,300 Stock Units on the first business day after each Annual Meeting. If a Director Participant is first appointed as a member of the Board after the Annual Meeting, his or her first annual grant of Stock Units (rounded to the nearest one hundred Stock Units) will be determined by multiplying 1,300 by the result from dividing the number of months before the next Annual Meeting by twelve; provided that for the purpose of this calculation the numerator shall exclude the month in which the effective date of the Director’s appointment occurs and shall include the month in which the Annual Meeting occurs. The Board upon recommendation of the Corporate Governance and Nominating Committee may from time-to-time change the annual grant.

Section 7.4    Automatic Deferral.    The Stock Units granted pursuant to Section 7.2 and 7.3 shall be deferred automatically until the Director Participant’s Termination of Service as a Board member.

Section 7.5    Stock Unit Accounts.    The Company will create and maintain on its books one or more Stock Unit Accounts for each Director Participant. Each Stock Unit Account will be credited with all Stock Units that may be attributed to such Director Participant from time to time in connection with (i) Grants of Stock Units, (ii) deferrals of Director’s Compensation by such Director Participant pursuant to Section 7.9 (Voluntary Deferrals of Director’s Compensation), or (iii) dividend equivalents pursuant to Section 7.7. Stock Unit Accounts are maintained solely for accounting purposes and do not require a segregation of any assets of the Company or its Affiliates.

Section 7.6    Vesting.    The initial Stock Units granted upon the termination of the Retirement Plan, the 400 Stock Units granted on July 1, 2002, and the annual grants pursuant to Section 7.3 become fully vested upon the date of the Grant. Stock Units credited to a Director Participant’s Account by reason of his or her election to defer Director’s Compensation pursuant to Section 7.9 (Voluntary Deferrals of Director’s Compensation) become vested as of the date the Director’s Compensation would have been paid to him or her. Stock Units resulting from the crediting of Dividend Equivalents to a Director Participant’s Account pursuant to Section 7.7 shall be vested on the Dividend Payment Date.

Section 7.7    Dividend Equivalents.    (a) Dividend Equivalents will be earned on Stock Units and credited to a Director Participant’s Account as of any Dividend Payment Date. Such Dividend Equivalents shall be expressed as a number of Stock Units equal to:

(i)	The number of Stock Units credited to a Director Participant’s Account as of the record date for such dividend multiplied by the value of the per share cash amount of the dividend (or as determined by the Corporate Governance and Nominating Committee in the case of dividends paid other than in cash), divided by:

(ii)	The Fair Market Value of a Share as of the Dividend Payment Date.

(b) All Dividend Equivalents earned on Stock Units whether resulting from Stock Unit Grants pursuant to Sections 7.2 or 7.3 or resulting from Voluntary Deferrals of Director’s Compensation pursuant to Section 7.9 shall be automatically deferred until the Director Participant’s Termination of Service to the Company, unless an election pursuant to Section 7.7(c) is timely made to receive some or all of the Dividend Equivalents in cash payments.

(c) An election to receive some or all of the Dividend Equivalents in cash payments must be made by December 31 of a calendar year by written notice filed with the Secretary of the Company on a form (“Deferral Election Form”) furnished by the Company. The election is valid for the following calendar year and remains in effect until modified or revoked by a new Deferral Election Form filed with the Secretary of the Company, which new Deferral Election Form shall take effect in the year following the year of receipt of the form by the Secretary of the Company.

Section 7.8    Timing and Method of Payment.    (a) All payments on account of Stock Units pursuant to this Article 7 shall be made in Shares.

(b) The Stock Units granted pursuant to Section 7.2 and 7.3 shall be paid in Shares to a Director Participant in a single one-time payment of Shares (rounded to the nearest whole Share as determined under Section 23.12) as soon as practicable following his or her Termination of Service as a member of the Board, except that the Director Participant may elect to be paid his or her Shares in equal quarterly distributions for up to 10 years following the Termination of his or her Service by filing with the Secretary of the Company a form (“Distribution Election Form”) no later than December 31 of the year preceding such Director Participant’s Termination of Service as a member of the Board. If this election is made, Dividend Equivalents shall continue to be earned on the remaining Stock Units in the Director Participant’s Account until all Shares have been distributed. The Dividend Equivalents that are earned during this payment period shall be distributed as cash payments, regardless of any prior election to have Dividend Equivalents deferred and reinvested in Stock Units.

(c) Stock Units resulting from Voluntary Deferrals of Director’s Compensation shall be deferred until the Director’s Termination of Service except that the Director Participant may elect to defer receipt of his or her

Shares to the January 1 that is at least five years from the date on which the Stock Units were deferred by filing a Deferral Election Form in accordance with the procedures set forth in Section 7.9. However, no deferral can extend longer than the Director Participant’s date of Termination of Service. Stock Units resulting from Voluntary Deferrals of Director’s Compensation will be paid in Shares to a Director Participant in a single one-time payment of Shares (rounded to the nearest whole Share) as soon as practicable following the date specified in the Deferral Election Form or the date of his or her Termination of Service. If, however, a Director Participant has elected to defer receipt until his or her Termination of Service, he or she may elect to be paid his or her Shares in equal quarterly distributions for up to 10 years following the Termination of Service by filing with the Secretary of the Company a Distribution Election Form no later than December 31 of the year preceding such Director Participant’s Termination of Service. If this election is made, Dividend Equivalents shall continue to be earned on the remaining Stock Units in the Director Participant’s Stock Unit Account until all Shares have been distributed. The Dividend Equivalents that are earned during this payment period shall be distributed as cash payments regardless of any prior election to have Dividend Equivalents deferred and reinvested in Stock Units.

(d) The Stock Units resulting from Dividend Equivalent deferrals pursuant to Section 7.7 shall be paid in Shares (rounded to the nearest whole Share) to a Director Participant in accordance with Section 7.7(b) above.

(e) The Corporate Governance and Nominating Committee may, in its discretion and to the extent consistent with laws and regulations, give effect to a Deferral Election Form or a Distribution Election Form that is not timely made.

Section 7.9    Voluntary Deferrals of Director’s Compensation.

(a) Deferral Election.    A Director Participant may elect to defer receipt of all or any specified portion of any Director’s Compensation that may become payable to him or her and to have such amounts credited to his or her Stock Unit Account in accordance with Section 7.5 of this Plan.

(b) Deferrals Credited to Account.    Any Director’s Compensation deferred by a Director Participant pursuant to this Section 7.9 shall be allocated to his or her Stock Unit Account and deemed to be invested in a number of Stock Units equal to (i) the amount of such Director’s Compensation divided by (ii) the Fair Market Value of a Share on the date the Director’s Compensation would otherwise have been paid.

(c) Payment and Distribution of Deferrals.    The timing and method of payment and distribution of the Stock Units resulting from the Voluntary Deferral of Director’s Compensation will be in accordance with Section 7.8(c).

(d) Timing of Deferral Election.

1. A deferral election may be made by written notice filed with the Secretary of the Company on a Deferral Election Form:

(i)	no more than 30 days after a person is first elected or appointed to the Board (covering Director’s Compensation to be earned for the remainder of the year); or

(ii)	on or before the end of any calendar year (covering Director’s Compensation to be earned the following calendar year); or

(iii)	on or before such other date or dates as may be approved in advance by the Corporate Governance and Nominating Committee (covering Director’s Compensation earned for such period or periods commencing after such other date as may be specified by the Corporate Governance and Nominating Committee).

2. Any deferral election shall continue in effect until revoked or modified by a new Deferral Election Form filed with the Secretary of the Company. A Director Participant who has revoked a deferral election may file a new Deferral Election Form to defer Director’s Compensation but it shall only relate to Director’s Compensation for Service to be rendered beginning with the calendar year following the year in which such new Deferral Election Form is filed with the Secretary of the Company. Amounts credited to a Director Participant’s Stock Unit Account prior to the effective date of any revocation or modification of a deferral election shall not be affected by such revocation or modification.

ARTICLE 8.    STOCK UNIT GRANTS

Section 8.1    Grants of Stock Units.    One or more Stock Units may be granted to any Eligible Person, other than to a Director of the Company, at the sole discretion of the Committee. The Stock Units may be granted without the payment of consideration by the Participant.

Section 8.2    Nontransferability.    No Stock Unit Award granted under this Article of the Plan shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution or to the extent permitted by the Committee.

Section 8.3    Terms and Conditions.    The Committee may grant or impose such other terms and conditions on the Stock Units as, in its sole discretion, it deems appropriate including the vesting of such units, the timing and method of payment and the right to grant Dividend Equivalents.

Section 8.4    Stock Unit Accounts.    The Company will create and maintain on its books one or more Stock Unit Accounts for each Participant evidencing the grant of Stock Units. Each Stock Unit Account will be credited with all Stock Units that may be attributed to such Participant from time to time in connection with (i) Grants of Stock Units, or (ii) Dividend Equivalents, if granted pursuant to Section 8.3. Stock Unit Accounts are maintained solely for accounting purposes and do not require a segregation of any assets of the Company or its Affiliates.

ARTICLE 9.    STOCK OPTIONS

Section 9.1    Grant of Options.    Options may be granted to an Eligible Person, other than a Director of the Company, as the Committee may from time to time select without the payment of consideration. Any Eligible Person shall be eligible to receive one or more Options, subject to the limitations set forth in Sections 6.1 and 6.2.

Section 9.2    Terms and Conditions.    An Option granted under the Plan shall be in such form as the Committee may from time to time approve. Each Option shall be subject to the terms and conditions provided in this Article 9 and shall contain such other or additional terms, conditions or restrictions as the Committee, in its sole discretion, may deem desirable, but in no event shall such terms and conditions be inconsistent with the Plan and, in the case of Incentive Stock Options, with the provisions of the Code applicable to “Incentive Stock Options” as described in Code Section 422.

Section 9.3    Exercise Price.    The exercise price per Share under an Option shall be determined by the Committee, but may not be less than 100 percent of the Fair Market Value of a Share on the date the Option is granted. Notwithstanding the foregoing, the exercise price per share of an Option that is a Substitute Award may be less than the Fair Market Value of a Share on the date the Option is granted provided that the excess of:

(i) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over

(ii) the aggregate exercise price thereof,

does not exceed the excess of:

(i) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Plan Administrator) of the shares of the predecessor entity that were subject to the award assumed or substituted for by the Company, over

(ii) the aggregate exercise price of such shares.

Section 9.4    Option Period.    The period during which and the manner in which an Option may be exercised shall be fixed by the Committee; provided, that no Option shall be exercisable after the expiration of ten years from the date such Option is granted.

Section 9.5    Stock Option Agreement.    Each Option granted will be evidenced by a “Stock Option Agreement” between the Company and the Participant containing provisions determined by the Committee, including, without limitation, provisions to qualify Incentive Stock Options as such under Section 422 of the Code if directed by the Committee at the Date of Grant.

Section 9.6    Exercise of Option.    (a) An Option may be exercised in whole or in part from time to time during the Option Period (or, if determined by the Committee, in specified installments during the Option Period) by giving written notice of exercise to the Secretary of the Company specifying the number of Shares to be purchased. Notice of exercise of an Option must be accompanied by payment in full of the exercise price either by cash or such other method as may be permitted by the Committee, including but not limited to (i) check, (ii) tendering (either actually or by attestation) Shares owned by the Participant having a Fair Market Value at the date of exercise equal to such exercise price, (iii) a third-party exercise procedure, or (iv) a combination of the foregoing. The Committee, in its sole discretion, may, in lieu of delivering Shares covered by an Option upon its exercise, settle the exercise of the Option by means of a cash payment to the Participant equal to the positive difference between the Fair Market Value on the exercise date and the exercise price, or by delivering Shares having an aggregate Fair Market Value equal to such a payment, or by a combination of both.

(b) No Shares shall be delivered in connection with the exercise of an Option until full payment therefor has been made, including satisfaction of any applicable tax withholding obligations as set forth in Article 15. A Participant shall have the rights of a shareholder only with respect to Shares for which certificates have been issued to such person.

Section 9.7    Nontransferability of Options.    No Option granted under the Plan shall be transferable by the Participant otherwise than by will or by the laws of descent and distribution and will be exercisable during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative, except that the Committee may provide for the transferability of an Option:

(a) by gift or other transfer to (i) an Immediate Relative, or (ii) a trust or an estate in which the original Participant or the Participant’s Immediate Relative has a substantial interest;

(b) pursuant to a domestic relations order; and

(c) as may be otherwise permitted by Form S-8 under the Securities Act; provided, however, that any Option so transferred shall continue to be subject to all the terms and conditions contained in the Option agreement.

If so permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise the rights of the Participant under the Plan upon the death of the Participant pursuant to Article 19.

Section 9.8    Consequences of Termination of Employment or Service.    The Committee shall have full discretion and authority to establish in the Stock Option Agreement the terms and conditions applicable to the Option in the event of the Participant’s Termination, including a termination by reason of retirement, death or Disability.

ARTICLE 10.    RESTRICTED STOCK AWARDS

Section 10.1    Grants of Restricted Shares.    One or more shares of Restricted Stock may be granted to any Eligible Person, other than a Director of the Company. At the sole discretion of the Committee, the Restricted Stock will be issued to the Participant on the Date of Grant without the payment of consideration by the Participant. The Committee may also impose such other restrictions and conditions on the Restricted Stock as, in its sole discretion, it deems appropriate. Upon issuance to the Participant of the Restricted Stock, the Participant will have the right to vote the Restricted Stock, and may, subject to the Committee’s discretion, receive the cash dividends distributable with respect to such Shares. The Committee, in its sole discretion, may direct the accumulation and payment of distributable dividends to the Participant at such times, and in such form and manner, as determined by the Committee.

Section 10.2    Restriction Period.    At the time a Restricted Stock Award is granted, the Committee will establish a Restriction Period applicable to such Award which will be not less than one and not more than ten years. Each Restricted Stock Award may have a different Restriction Period, at the discretion of the Committee.

Section 10.3    Forfeiture or Payout of Award.    (a) In the event of a Termination by a Participant during a Restriction Period, including a termination due to Retirement, Disability or death, an Award of Restricted Stock is subject to forfeiture or payout (i.e., removal of restrictions) as follows: (i) Termination—the Restricted Stock Award is completely forfeited; or (ii) Retirement, Disability or death—payout of the Restricted Stock Award is prorated for service during the period; provided, however, that the Committee may modify the above if it determines at its sole discretion that special circumstances warrant such modification.

(b) Any shares of Restricted Stock, which are forfeited, will be transferred to the Company. Upon completion of the Restriction Period, all Award restrictions will expire and new certificates representing the Award will be issued without the restrictive legend described in Section 10.1.

Section 10.4    Waiver of Section 83(b) Election.    Unless otherwise directed by the Committee, as a condition of receiving an Award of Restricted Stock, a Participant must waive in writing the right to make an election under Section 83(b) of the Code to report the value of the Restricted Stock as income on the Date of Grant.

ARTICLE 11.    PERFORMANCE-BASED RESTRICTED STOCK/PERFORMANCE UNITS.

Section 11.1    Provision for Awards. (a) General.    For Awards under this Article 11, the Committee will establish (i) Performance Target(s) relative to the applicable Business Criteria, (ii) the applicable Performance Period and (iii) the applicable number of shares of Performance Based Restricted Stock or Performance Units that are the subject of the Award. The applicable Performance Period and Performance Target(s) will be determined by the Committee consistent with the terms of the Plan and Code Section 162(m). Notwithstanding the fact that the Performance Target(s) have been attained, the Committee may pay an Award under this Article 11 of less than the amount determined by the formula or standard established pursuant to Section 11.1 (b) or may pay no Award at all. The maximum number of Shares of Performance Based Restricted Stock or Performance Units that any participant may earn, in the aggregate, during any Performance Period is 1,000,000.

(b) Selection of Performance Target(s).    The specific Performance Target(s) with respect to the Business Criteria must be established by the Committee in advance of the deadlines applicable under Code Section 162(m) and while the performance relating to the Performance Target(s) remains substantially uncertain within the meaning of Code Section 162(m). The Performance Target(s) with respect to any Performance Period may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, acquired businesses, minority investments, partnerships or joint ventures, and may be measured on an absolute basis or relative to selected peer companies or a market index. At the time the Performance Target(s) are selected, the Committee shall provide, in terms of an objective formula or standard for each Participant, the method of computing the specific amount that will represent the maximum amount of the Award payable to the Participant if the Performance Target(s) are attained. The objective formula or standard shall preclude the use of discretion to increase the amount of any Award earned pursuant to the terms of the Award.

(c) Effect of Mid-Year Commencement of Service.    If Service as an Officer or Eligible Employee commences after the adoption of the Plan and the Performance Target(s) are established for a Performance Period, the Committee may grant an Award and establish Performance Target(s) for a Performance Period that is proportionately adjusted based on the period of actual Service during the Year.

(d) Adjustments.    To preserve the intended incentives and benefits of an Award based on Adjusted EBIT, Adjusted EPS, Adjusted Net Income, Adjusted Operating Income, Adjusted Operating Revenues, Adjusted Return on Assets or Adjusted Return on Equity, the Committee may determine at the time the Performance Targets are established that certain adjustments shall apply to the objective formula or standard with respect to the applicable Performance Target to take into account, in whole or in part, in any manner specified by the Committee, any one or more of the following with respect to the Performance Period:

(i)	the gain, loss, income or expense resulting from changes in accounting principles that become effective during the Performance Period;

(ii)	the gain, loss, income or expense reported publicly by the Company with respect to the Performance Period that are extraordinary or unusual in nature or infrequent in occurrence, excluding gains or losses on the early extinguishment of debt;

(iii)	the gains or losses resulting from, and the direct expenses incurred in connection with, the disposition of a business, in whole or in part, or the sale of investments or non-core assets;

(iv)	the gain or loss from all or certain claims, litigation and/or regulatory proceedings and all or certain insurance recoveries relating to claims or litigation;

(v)	the impact of impairment of tangible or intangible assets;

(vi)	the impact of restructuring or business recharacterization activities, including but not limited to reductions in force, that are reported publicly by the Company; and

(vii)	the impact of investments or acquisitions made during the year or, to the extent provided by the Committee, any prior year.

Each of the adjustments described in this Section 11.1(d) may relate to the Company as a whole or any part of the Company’s business or operations, as determined by the Committee at the time the Performance Targets are established. The adjustments are to be determined in accordance with generally accepted accounting principles, unless another objective method of measurement is designated by the Committee. In addition to the foregoing, the Committee shall adjust any Business Criteria, Performance Targets or other features of an Award that relate to or are wholly or partially based on the number of, or the value of, any stock of the Company, to reflect any stock dividend or split, recapitalization, combination or exchange of shares or other similar changes in such stock.

(e) Committee Discretion to Determine Award.    The Committee has the sole discretion to determine the standard or formula pursuant to which each Participant’s Award shall be calculated, whether all or any portion of the amount so calculated will be paid, and the specific amount (if any) to be paid to each Participant, subject in all cases to the terms, conditions and limits of the Plan. To this same extent, the Committee may at any time establish (and, once established, rescind, waive or amend) additional conditions and terms of payment of Awards (including but not limited to the achievement of other financial, strategic or individual goals, which may be objective or subjective) as it may deem desirable in carrying out the purposes of the Plan. The Committee may not, however, increase the maximum amount permitted to be paid to any individual under the Plan or pay Awards under this Article 11 if the applicable performance targets have not been met.

Section 11.2    Performance-Based Restricted Stock Awards. (a) Grants of Performance-Based Restricted Stock.    Subject to Section 11.1, one or more shares of Performance-Based Restricted Stock may be granted to any Eligible Person, other than a Director of the Company, based on the achievements of pre-established Performance Targets during the Performance Period. The Performance-Based Restricted Stock will be issued to the Participant on the Date of Grant without the payment of consideration by the Participant. The Performance-Based Restricted Stock will be issued in the name of the Participant and will bear a restrictive legend prohibiting sale, transfer, pledge or hypothecation of the Performance-Based Restricted Stock until the expiration of the Restriction Period. The Committee may also impose such other restrictions and conditions on the Performance-Based Restricted Stock, as it deems appropriate.

(b) Upon issuance to the Participant of the Performance-Based Restricted Stock, the Participant will have the right to vote the Performance-Based Restricted Stock, and may, subject to the Committee’s discretion, receive the cash dividends distributable with respect to such Shares. The Committee, in its sole discretion, may direct the accumulation and payment of distributable dividends to the Participant at such times, and in such form and manner, as determined by the Committee.

(c) Restriction Period.    At the time a Performance-Based Restricted Stock Award is granted, the Committee will establish a Restriction Period applicable to such Award, which will be no less than one nor more than ten years. Each Performance-Based Restricted Stock Award may have a different Restriction Period, at the discretion of the Committee.

(d) Waiver of Section 83(b) Election.    Unless otherwise directed by the Committee, as a condition of receiving an Award of Performance-Based Restricted Stock, a Participant must waive in writing the right to make an election under Code Section 83(b) to report the value of the Performance-Based Restricted Stock as income on the Date of Grant.

Section 11.3    Performance Units.    (a) Subject to Section 11.1, one or more Performance Units may be granted to an eligible person, other than a Director of the Company, based on the achievement of preestablished Performance Targets during a Performance Period.

(b) Upon issuance to the Participant of a Performance Unit, the Participant may, subject to the Committee’s discretion, have the right to receive Dividend Equivalents with respect to such Performance Units, with such Dividend Equivalents treated as compensation to the Participant. The Committee, in its sole discretion, may direct the accumulation and payment of Dividend Equivalents to the Participant at such times, and in such form and manner, as determined by the Committee.

Section 11.4    Forfeiture or Payout of Award.    (a) As soon as practicable after the end of each Performance Period, the Committee will determine whether the Performance Targets and other material terms of the Award were satisfied. The Committee’s determination of all such matters will be final and conclusive.

(b) As soon as practicable after the date the Committee makes the above determination, the Committee will determine the Award payment, if any, for each Participant. Before any payments are made under this Article 11, the Committee will be responsible for certifying in writing to the Company that the applicable Performance

Targets have been met. For this purpose, approved minutes of the Committee in which such certification is made may be treated as a written certification.

(c) The Committee shall have full discretion and authority to establish the terms and conditions applicable to the Award in the event of the Participant’s Termination, including a termination by reason of Retirement, death or Disability.

(d) Any shares of Performance-Based Restricted Stock that are forfeited will be transferred to the Company.

Section 11.5    Form and Timing of Payment.    With respect to shares of Performance-Based Restricted Stock for which restrictions lapse, new certificates will be issued (the payout) without the restrictive legend described in Section 11.2(a). Each Performance Unit is payable in cash or Shares or in a combination of cash and Shares, as determined by the Committee in its sole discretion. Such payment will be made as soon as practicable after the Award payment is determined.

ARTICLE 12.    STOCK APPRECIATION RIGHTS.

Section 12.1    Grants of Stock Appreciation Rights.    Stock Appreciation Rights may be granted under the Plan to an eligible person, other than a Director of the Company, in conjunction with an Option either at the Date of Grant or by amendment or may be separately granted. Stock Appreciation Rights will be subject to such terms and conditions not inconsistent with the Plan as the Committee may impose.

Section 12.2    Right to Exercise; Exercise Period.    A Stock Appreciation Right issued pursuant to an Option will be exercisable to the extent the Option is exercisable A Stock Appreciation Right issued independent of an Option will be exercisable pursuant to such terms and conditions established in the grant.

Section 12.3    Failure to Exercise.    If on the last day of the Option Period, in the case of a Stock Appreciation Right granted pursuant to an Option, or the specified Exercise Period, in the case of a Stock Appreciation Right issued independent of an Option, the Participant has not exercised a Stock Appreciation Right, then such Stock Appreciation Right will be deemed to have been exercised by the Participant on the last day of the Option Period or Exercise Period.

Section 12.4    Payment.    An exercisable Stock Appreciation Right granted pursuant to an Option will entitle the Participant to surrender unexercised the Option or any portion thereof to which the Stock Appreciation Right is attached, and to receive in exchange for the Stock Appreciation Right payment (in cash or Shares or a combination thereof as described below) equal to the excess of the Fair Market Value of one Share at the date of exercise over the Option price, times the number of Shares called for by the Stock Appreciation Right (or portion thereof) which is so surrendered. Upon exercise of a Stock Appreciation Right not granted pursuant to an Option, the Participant will receive for each Stock Appreciation Right payment (in cash or Shares or a combination thereof as described below) equal to the excess of the Fair Market Value of one Share at the date of exercise over the Fair Market Value of one Share at the Date of Grant of the Stock Appreciation Right, times the number of Shares called for by the Stock Appreciation Right (or portion thereof) which is exercised.

Section 12.5    Settlement.    The Committee may direct the payment in settlement of the Stock Appreciation Right to be in cash or Shares or a combination thereof. Alternatively, the Committee may permit the Participant to elect to receive cash in full or partial settlement of the Stock Appreciation Right. The value of the Share to be received upon exercise of a Stock Appreciation Right shall be the Fair Market Value of the Share. To the extent that a Stock Appreciation Right issued pursuant to an Option is exercised, such Option shall be deemed to have been exercised, and shall not be deemed to have lapsed.

Section 12.6    Nontransferable.    A Stock Appreciation Right will not be transferable by the Participant except by will or the laws of descent and distribution and will be exercisable during the Participant’s lifetime only by the Participant or by the Participant’s guardian or legal representative except that the Committee may, in its discretion, provide for the transferability of Stock Appreciation Right:

(a) by gift or other transfer to (i) an Immediate Relative, or (ii) a trust or an estate in which the original Participant or the Participant’s Immediate Relative has a substantial interest;

(b) pursuant to a domestic relations order; and

(c) as may be otherwise permitted by Form S-8 under the Securities Act; provided, however, that any Stock Appreciation Right so transferred shall continue to be subject to all the terms and conditions contained in the Option agreement.

If so permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise the rights of the Participant under the Plan upon the death of the Participant pursuant to Article 19.

Section 12.7    Lapse of a Stock Appreciation Right.    A Stock Appreciation Right will lapse upon the earlier of: (i) 10 years from the Date of Grant; or (ii) at the expiration of the Exercise Period as set by the grant. The Committee shall have full discretion and authority to establish in the Award the terms and conditions applicable to the Stock Appreciation Right in the event of the Participant’s Termination, including a termination by reason of Retirement, death, or Disability.

ARTICLE 13.    DIVIDEND EQUIVALENTS

Section 13.1    Grants of Dividend Equivalents.    (a) Dividend Equivalents shall be granted under the Plan in conjunction with Stock Units granted to Director Participants under the terms set forth in Article 7.

(b) Dividend Equivalents may also be granted without consideration by the Participant in conjunction with Stock Units granted under Article 8, at the Date of Grant, in conjunction with an Option or a separately awarded Stock Appreciation Right, at the Date of Grant or by amendment, or in conjunction with Performance Units, at any time during the Performance Period, subject to the terms, conditions, restrictions or limitations if any, as the Committee may establish and as set forth in this Article 13.

Section 13.2    Payment.    Each Dividend Equivalent will entitle the Participant to receive an amount equal to the dividend actually paid with respect to a Share on each dividend payment date from the Date of Grant to the date the Dividend Equivalent lapses as set forth in Section 13.4. Dividend Equivalents may be invested in additional shares or units as determined by the Committee. The Committee, in its sole discretion, may direct the payment of such amount at such times and in such form and manner as determined by the Committee. The Committee may impose such other terms and conditions as, in its sole discretion, it deems appropriate.

Section 13.3    Nontransferable.    Rights to Dividend Equivalents will not be transferable by the Participant except to the extent that the underlying Option, Stock Unit, Stock Appreciation Right or Performance Units is transferred in accordance with the Plan.

Section 13.4    Lapse of a Dividend Equivalent.    Each Dividend Equivalent will lapse on the earlier of (i) the date of the lapse of the related Option or Stock Appreciation Right; (ii) the date of the exercise of the related Option or Stock Appreciation Right; (iii) the end of the Performance Period (or if earlier, the date the Participant terminates employment) of the related Performance Units; or (iv) the lapse date established by the Committee on the Date of Grant of the Dividend Equivalent.

ARTICLE 14.    ACCELERATED AWARD PAYOUT/EXERCISE

Section 14.1    Change in Control.    Notwithstanding anything in this Plan document to the contrary, a Participant is entitled to an accelerated payout or accelerated Option or Exercise Period (as set forth in Section 14.2) with respect to any previously granted Award, upon the happening of a Change in Control.

Section 14.2    Amount of Award Subject to Accelerated Payout/Option Period/Exercise Period.    The amount of a Participant’s previously granted Award that will be paid or exercisable upon the happening of a Change in Control will be determined as follows:

A.    Stock Unit Awards.    The Participant will be entitled to an accelerated Award payout, and the amount of the payout will be the balance of the number of Shares in his or her Stock Unit account.

B.    Restricted Stock Awards.    The Participant will be entitled to an accelerated Award payout, and the amount of the payout will be based on the number of Shares of Restricted Stock that were issued on the Date of Grant plus any stock resulting from reinvested dividends.

C.    Stock Option Awards and Stock Appreciation Rights.    Any previously granted Stock Option Awards or Stock Appreciation Rights will vest upon the occurrence of a Change in Control. In addition, the Plan Administrator may provide, either at the time an Award is made or at a later date, that any Stock Option Award or Stock Appreciation Right for which the exercise price is greater than the Fair Market Value of a Share may be canceled if, in the determination of the Plan Administrator, cancellation would reduce or eliminate any excise tax that otherwise would be imposed on the holder of such Stock Option Award or Stock Appreciation Right under Code Section 4999.

D.    Performance-Based Restricted Stock/Performance Units.    The Participant will be entitled to an accelerated Award payout, and the amount of the payout will be based on the number of shares of Performance-Based Restricted Stock/Performance Units subject to the Award as established on the Date of Grant, prorated based on the number of months of the Performance Period that have elapsed as of the payout date, and assuming that targeted performance was achieved.

Section 14.3    Timing of Accelerated Payout/Option Period/Exercise Period.    Accelerated payouts provided for in Section 14.2 will be made within 30 days after the date of the Change in Control. When Common Stock is related to a cash payout, the amount of cash will be determined based on the Fair Market Value of Common Stock on the payout date.

Section 14.4    Notwithstanding the foregoing sections of this Article, the Plan Administrator may provide for a different result on a Change of Control at the time an Award is made.

ARTICLE 15.    TAX WITHHOLDING

Section 15.1    Tax Withholding.    The Company and its Affiliates shall have the authority to withhold, or require the Participant to remit to the Company or its Affiliates, prior to issuance or delivery of any Shares or cash hereunder, an amount sufficient to satisfy any applicable federal, state or local tax withholding requirements associated with any Award. Subject to compliance with any requirements of applicable law, the Committee may, in its sole discretion, permit or require a Participant to have any portion of any withholding or other taxes payable in respect to a distribution of Common Stock satisfied through (i) the payment of cash by the Participant to the Company or an Affiliate, (ii) the withholding of amounts due the Participant from other compensation, (iii) the retention by the Company or an Affiliate of Shares, or delivery of previously owned Shares, having a Fair Market Value on the date the tax withholding is required to be made equal to the withholding amount, (iv) the canceling of any number of Shares issuable in an amount sufficient to reimburse the Company or Affiliate for the amount it is required to withhold, or (v) any other method approved by the Committee. Any such Share withholding with respect to a Participant subject to Section 16(a) of the Exchange Act shall be subject to such limitations as the Committee may impose to comply with the requirements of Section 16 of the Exchange Act.

ARTICLE 16.    AMENDMENT, MODIFICATIONS, AND TERMINATION

Section 16.1    Amendment of Plan.    Subject to the terms of the Plan, the Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part, as it may deem advisable, except (i) no such action that would require the consent of the Board and/or the stockholders of the Company pursuant to Section 162(m) of the Code or the securities laws, any other applicable law, rule, or regulation, the listing requirement of any national securities exchange or national market system on which are listed any of the Company’s equity securities shall be effective without such consent; and (ii) no such action may be taken without the written consent of the Participant to whom any Award was previously granted, which materially adversely affects the rights of such Participant concerning such Award, except as such termination or amendment of the Plan is required by statute, or rules and regulations promulgated thereunder. Upon termination, the administration will continue in effect until all matters relating to the payment of outstanding Awards and the administration of the Plan have been settled.

ARTICLE 17.    NO IMPLIED RIGHTS

Section 17.1    Participating in this Plan shall not constitute a contract of employment between the Company or any Affiliate and any person and shall not be deemed to be consideration for, or a condition of, continued employment of any person or affect any right of the Company or any Affiliate to terminate any employee’s employment.

Section 17.2    Nothing contained in the Plan shall be deemed to confer upon any Director any right to remain a member of the Board or of the board of directors or analogous governing body of an Affiliate or in any way limit the right of a company’s stockholders to terminate or fail to re-nominate or reelect any Director as a member of a Board.

Section 17.3    Nothing contained in this Plan shall be deemed to confer upon any employee or other person any claim or right to be granted an Award under the Plan.

ARTICLE 18.    NONALIENBILITY

Section 18.1    Nontransferability.    No benefit provided under this Plan shall be subject to alienation, sale, transfer, assignment, pledge, encumbrance, attachment, execution, levy or garnishment or other legal process by creditors of the Participant, the Participant’s beneficiary or by a Participant (or by any person entitled to such benefit pursuant to the terms of this Plan) except (i) to the extent specifically mandated and directed by applicable state or federal statute; (ii) as requested by the Participant (or by any person entitled to such benefit pursuant to the terms of this Plan), and approved by the Committee, to satisfy income tax withholding; (iii) as requested by the Participant and approved by the Committee to members of the Participant’s family, or a trust established by the Participant for the benefit of family members; (iv) by will, (v) by the laws of descent and distribution, (vi) pursuant to a beneficiary designation in accordance with Article 19 (Beneficiary Designation), or (vii) to the extent transfer of benefit is authorized and made in accordance with another specific Section of the Plan.

ARTICLE 19.    BENEFICIARY DESIGNATION

Section 19.1    If a benefit is payable upon the death of a Participant, the Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom such benefit under the Plan is to be paid in the event of such Participant’s death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by such Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Secretary of the Company during the Participant’s lifetime. In the absence of any such designation, or if such designated beneficiary or beneficiaries do not survive the Participant, to the extent benefits are payable and remain unpaid at the Participant’s death they shall be paid to his or her estate.

ARTICLE 20.    SUCCESSORS

Section 20.1    All rights and obligations of the Company under the Plan shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company or other corporate reorganization in which the Company will not be the surviving corporation or in which the holders of the Common Stock will receive securities of another corporation. The Company and such successor shall be jointly and severally liable for all of the Company’s obligations under the Plan.

ARTICLE 21.    UNFUNDED STATUS

Section 21.1    Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any employee, awardee or other person. To the extent any person holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general, unsecured liabilities of the Company and shall not confer upon such person any right, title or interest in any assets of the Company.

ARTICLE 22.    ACCOUNT STATEMENT

Section 22.1    The Company will maintain Accounts, and credit thereto bookkeeping entries evidencing unfunded and unsecured general obligations of the Company. Annually, the Company will send to each Participant a statement of his or her account(s). This statement will include the account(s) balance and all activity since the last statement.

ARTICLE 23.    GENERAL

Section 23.1    No Stockholder Rights Conferred.    Nothing contained in the Plan will confer upon a Participant or beneficiary any rights of a stockholder of the Company, unless and until Shares are in fact issued or transferred to such Participant or beneficiary.

Section 23.2    Employment Agreements.    To the extent that an employment agreement with an Officer or Employee is inconsistent with the Plan, the employment agreement shall govern.

Section 23.3    Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

Section 23.4    Articles and Sections.    Except where otherwise indicated by the context, any reference to an “Article” or “Section” shall be to an Article or Section of this Plan.

Section 23.5    Title and Headings.    The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

Section 23.6    Severability.    If any part of the Plan is declared to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any part of the Plan so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such part to the fullest extent possible while remaining lawful and valid.

Section 23.7    Government and Other Regulations.    The obligation of the Company to make payment of Awards in Shares or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by any government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended (“Act”), any of the Shares issued, delivered or paid in settlement under the Plan. If Shares awarded under the Plan may in certain circumstances be exempt from registration under the Act, the Company may restrict its transfer in such manner as it deems advisable to ensure such exempt status. If the Company determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award or Deferral Election would violate any applicable provision of (i) federal or state securities laws or (ii) the listing requirements of any national securities exchange or national market system on which are then listed any of the Company’s equity securities, then the Company may postpone any such exercise, nonforfeitability or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date. If the Company deems necessary to comply with any applicable securities law, the Company may require a written investment intent representation by a Participant or beneficiary and may require that a restrictive legend be affixed to certificates for Shares delivered pursuant to the Plan.

Section 23.8    Governing Law and Interpretation.    The provisions of the Plan shall take precedence over any conflicting provision contained in an Award. All matters relating to the Plan or to Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflict of laws.

Section 23.9    Expenses.    The costs and expenses of administering the Plan shall be borne by the Company and its Affiliates and shall not be charged against any Award or to any Participant or beneficiary receiving an Award.

Section 23.10    Relationship to Other Benefits.    Any Awards under this Plan are not considered compensation for purposes of determining benefits under any pension, profit sharing, or other retirement or welfare plan, or for any other general employee benefit program unless specifically provided by any such plan or program.

Section 23.11    Ratification of Actions.    By accepting any Award or other benefit under the Plan, each employee and each person claiming under or through such person shall be conclusively deemed to have indicated such person’s acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

Section 23.12    Fractional Shares.    Any fractional Shares concerning Awards shall be eliminated at the time of payment or payout by rounding down for fractions of less than one-half and rounding up for fractions of equal to or more than one-half.

Section 23.13    Reliance on Reports.    Each member of the Committee (and each person or Committee to whom the Committee or any member thereof has delegated any of its authority or power under this Plan) shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and its Affiliates and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

Consolidated Edison, Inc. 4 Irving Place New York NY 10003	VOTE BY TELEPHONE OR INTERNET 24 HOURS A DAY, 7 DAYS A WEEK

TELEPHONE 1-866-874-4880	INTERNET https://www.proxyvotenow.com/cei	MAIL

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the simple directions.

Use the Internet to vote your proxy. Have your proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box below, to create an electronic ballot.

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned the proxy card.	If you have submitted your proxy by telephone or the Internet there is no need for you to mail back your proxy.

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CONTROL NUMBER FOR TELEPHONE OR INTERNET VOTING

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VOTING BY TELEPHONE OR INTERNET. THANK YOU FOR VOTING

Please sign, date and return the proxy card promptly using the enclosed envelope.

Votes must be indicated (x) in Black or Blue ink. X

The Board of Directors Recommends a Vote FOR Proposals 1, 2 and 3.

1. ELECTION OF DIRECTORS:

FOR all nominees listed on the reverse side (except as marked to the contrary below) ☐

WITHHOLD AUTHORITY to vote for all nominees on the reverse side ☐

*EXCEPTIONS ☐

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "EXCEPTIONS" box and write that nominee's name in the space provided below.)

*Exceptions ____

	FOR	AGAINST	ABSTAIN
2. Ratification of appointment of independent accountants.	☐	☐	☐
3. Approval of Long Term Incentive Plan.	☐	☐	☐

The Board of Directors Recommends a Vote AGAINST the Following Stockholder Proposal 4.

	FOR	AGAINST	ABSTAIN
4. Additional compensation information.	☐	☐	☐

To change your address, please mark this box. ☐

If you plan to attend the meeting and want an admission ticket, check here. ☐

SCAN LINE

(Please sign exactly as name or names appear hereon. Full title of one signing in representative capacity should be clearly designated after signature. Names of all joint holders should be written even if signed by only one.)

Date	Share Owner sign here	Co-Owner sign here

DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY INTERNET OR TELEPHONE

Consolidated Edison, Inc. COMMON STOCK	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please date and sign on reverse side. To vote in accordance with the recommendations of the Board of Directors no boxes need be checked.

The undersigned hereby appoints Peter W. Likins, Gordon J. Davis and Joan S. Freilich and each or any of them with power of substitution, proxies to vote all stock of the undersigned (including any shares held through the Company’s Automatic Dividend Reinvestment and Cash Payment Plan) at the Annual Meeting of Stockholders on May 19, 2003 at 10:00 a.m. at the Company’s Headquarters, 4 Irving Place, New York, N.Y. or at any adjournments thereof, as specified on the reverse side in the election of Directors and on the proposals, all as more fully set forth in the proxy statement, and in their discretion on any matters that may come before the meeting.

Your vote for the election of Directors may be indicated on the reverse side. Nominees are: 01-V.A. Calarco, 02-G. Campbell, Jr., 03-G.J. Davis, 04-M.J. Del Giudice, 05-J.S. Freilich, 06-E.V. Futter, 07-S. Hernandez-Piñero, 08-P.W. Likins, 09-E.R. McGrath, 10-F.V. Salerno, 11-R.A. Voell and 12-S.R. Volk

THIS PROXY WILL BE VOTED AS DIRECTED ON THE REVERSE SIDE, BUT IF NO CHOICE IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED ABOVE (PROPOSAL 1) AND “FOR” PROPOSALS 2 AND 3; AND “AGAINST” PROPOSAL 4.

CON EDISON P.O. BOX 11003 NEW YORK, N.Y. 10203-0003